                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SCHERING-PLOUGH CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

          ------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------
     (5)  Total fee paid:

          ------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
     Check box if any part of the fee is offset as provided by
[ ]  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

          ------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------------

                             [SCHERING-PLOUGH LOGO]

                               ------------------

                           A MESSAGE FROM THE NEW CEO

                               ------------------

Dear Fellow Shareholder,

     As we approach this year's Annual Meeting, I wanted to update you on the progress of our five-stage Action Agenda to transform our company into a long-term, high-performance organization.

     I am pleased to report that we continue on track with the Stabilization and Repair phases of the Action Agenda. We are building the foundation for future growth and looking forward to a Turnaround.

     Although the situation we confronted when I joined Schering-Plough less than one year ago has been the most challenging of my career, we are making the fundamental changes in nearly every area of the business that are needed to achieve our goals and to earn your trust.

     Among the many actions that are already having positive impact are the re-engineering of our commercial prescription business in the United States, globalization and integration of operations worldwide, building our customer relationships and implementation of significant cost-cutting measures to reduce our infrastructure and reallocate investment to growth-driving actions. We are also embedding a culture focused on shared accountability, transparency and business integrity that will drive every dimension of our business.

     We have many challenges ahead of us. I have confidence however, that with the strength and commitment of our 30,500 people worldwide, we will be able to deliver on our Action Agenda.

     You can learn more about what we are doing to build the New Schering-Plough in the Proxy Statement and Annual Report for 2003 that are enclosed. I believe you will see evidence in both documents of our commitment to improved transparency.

     Thank you for your continued commitment to Schering-Plough. We are working hard to build a company that will reward that commitment and make you proud to be one of our owners.

                                           Sincerely,

                                           /s/
                                           Fred
                                           Hassan
Kenilworth, New Jersey
March 15, 2004

                             [SCHERING-PLOUGH LOGO]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 2004

                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at The Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey, on Tuesday, April 27, 2004, at 2:00 p.m. to:

        (1) Elect four Directors for terms of three years;

        (2) Ratify the designation of Deloitte & Touche LLP to audit Schering-Plough's books and accounts for 2004;

        (3) Approve the Operations Management Team Incentive Plan, a cash performance-based incentive plan; and

        (4) Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 5, 2004 will be entitled to vote at the meeting or any adjournments or postponements thereof.

     While we welcome shareholder participation, we have changed our admission process for the 2004 Annual Meeting in order to assure tighter security. Shareholders must write to our transfer agent, The Bank of New York, to obtain an admission ticket at the address described in the proxy statement on page 2. TO BE ADMITTED THE SHAREHOLDER MUST PRESENT BOTH THE ADMISSION TICKET AND A PHOTO IDENTIFICATION.

     Your vote is important. Whether or not you plan to attend the meeting, you can vote in advance by proxy in whichever way is most convenient - in writing, by telephone or by the Internet.

                                           JOSEPH J. LAROSA
                                             Secretary
Kenilworth, New Jersey
March 15, 2004

                               TABLE OF CONTENTS


Questions and Answers About Voting..........................           1
Proposal One: Election of Directors.........................           3
  Nominees for Director.....................................           3
  Directors Continuing in Office............................           5
  Committees of the Board of Directors......................           7
  Board Meetings and Attendance of Directors................           8
  Directors Attendance at Annual Meeting of Shareholders....           8
  Directors' Compensation...................................           9
  Certain Transactions......................................           9
  Certain Legal Proceedings and Indemnification of Current
     and Former Directors and Officers......................           9
Corporate Governance........................................          11
  About the Nominating and Corporate Governance Committee...          11
  Director Independence.....................................          12
  Executive Sessions of the Board of Directors..............          12
  Communications with Directors.............................          13
  Corporate Governance Guidelines...........................          13
Stock Ownership.............................................          16
  Stock Ownership of Directors and Officers.................          16
  Stock Equivalents Ownership of Directors..................          16
  Stock Ownership of Certain Beneficial Owners..............          17
  Section 16(a) Beneficial Ownership Reporting Compliance...          17
Executive Compensation......................................          18
  Summary Compensation Table................................          18
  Our Security Policies and How We Value The Use of
     Corporate Aircraft.....................................          20
  Employment and Change of Control Arrangements.............          21
  Matters Regarding Certain Former Officers.................          25
  Stock Option Information..................................          26
  Pension Plan Information..................................          28
  Compensation Committee Report.............................          29
Performance Graph...........................................          35
Proposal Two: Ratification of Designation of Independent
  Auditors..................................................          36
  Information About Fees Billed by Deloitte.................          36
  Audit Committee Report....................................          37
Proposal Three: Approval of Operations Management Team
  Incentive Plan............................................          39
Shareholder Proposals for Inclusion in 2005 Proxy
  Statement.................................................          43
Other Shareholder Proposals for Presentation at 2005 Annual
  Meeting...................................................          43
Director Nomination Procedures..............................          43
Other Business..............................................          44
Solicitation of Proxies.....................................          44
Exhibits
  Exhibit A  -- Charter of Audit Committee..................         A-1
  Exhibit B  -- Charter of Nominating and Corporate
     Governance Committee...................................         B-1
  Exhibit C  -- Charter of Compensation Committee...........         C-1
  Exhibit D  -- Charter of Business Practices Oversight
     Committee..............................................         D-1
  Exhibit E  -- Charter of Finance Committee................         E-1
  Exhibit F  -- Charter of Executive Committee..............         F-1
Directions to Meeting.......................................  Back cover

                          Schering-Plough Corporation
                            2000 Galloping Hill Road
                          Kenilworth, New Jersey 07033

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation to be voted at its Annual Meeting of Shareholders on April 27, 2004 and any adjournments or postponements thereof. The Annual Report for 2003, including financial statements for the year ended December 31, 2003, and this proxy statement and the accompanying form of proxy are being mailed beginning on or about March 15, 2004 to all shareholders of record as of the close of business on March 5, 2004.

                       QUESTIONS AND ANSWERS ABOUT VOTING

WHAT AM I VOTING ON?

     - Election of four Directors (Fred Hassan, Philip Leder, M.D., Eugene R. McGrath and Richard
      de J. Osborne) for terms of three years;

     - Ratification of the designation of Deloitte & Touche LLP to audit Schering-Plough's books and accounts for 2004; and

     - Approval of the Operations Management Team Incentive Plan (the "OMT Incentive Plan"), which is a cash performance-based incentive plan.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, March 5, 2004, are entitled to vote shares held on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

HOW DO I VOTE?

     Vote By Mail: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the four nominated Directors and FOR the ratification of the designation of Deloitte & Touche LLP to audit Schering-Plough's books and accounts for 2004 and FOR approval of the OMT Incentive Plan.

     Vote By Telephone or Via Internet: If you are a shareholder of record (that is, if you hold your stock in your own name), you may vote by telephone or via the Internet by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you.

     If your shares are held in the name of a bank, broker or other holder of record (i.e., in "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to shareholders owning shares through most banks and brokers.

     If you vote by telephone or via the Internet you do not need to return your proxy card.

CAN I ACCESS THE PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

     This proxy statement and the 2003 Annual Report are available on Schering-Plough's Internet site at www.schering-plough.com.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

     Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (a) file with the Secretary of Schering-Plough a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

HOW DO I GET AN ADMISSION TICKET TO ATTEND THE MEETING?

     You must write to our transfer agent, The Bank of New York, using one of the following methods:

Email at: shareowners@bankofny.com

Mail at: The Bank of New York, c/o Investor Services Correspondence, P.O. Box 11598, New York, N.Y. 10277-2075

     If you are a record owner (so your shares are held in your name), you must list your name exactly as it appears on your stock ownership records at The Bank of New York. If you hold through a bank or broker or trustee, you must also include a copy of your latest bank or broker statement showing your ownership.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum. On March 5, 2004, the record date, Schering-Plough had outstanding and entitled to vote at the Annual Meeting 1,471,636,742 Common Shares, par value $.50 per share ("Common Shares").

     Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The affirmative vote of a plurality of the votes cast at the meeting by shareholders entitled to vote thereon is required for the election of Directors. For the ratification of the designation of Deloitte & Touche LLP and for approval of the OMT Incentive Plan, the affirmative vote of a majority of the votes cast on each item by shareholders entitled to vote thereon will be required.

     Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of Directors and the designation of auditors.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions when you vote, the persons named as proxy holders will vote:

     - FOR the election of the four nominated Directors;

     - FOR ratification of the designation of Deloitte & Touche LLP to audit Schering-Plough's books and accounts for 2004; and

     - FOR approval of the OMT Incentive Plan.

     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     Pursuant to Schering-Plough's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. Four Directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2007 Annual Meeting and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve.

     Donald L. Miller will retire as a Director at the Annual Meeting in keeping with the policy that Directors retire at age 72. Schering-Plough appreciates his seven years of service as a Director.

     David H. Komansky retired from his position as Chairman of the Board and Chief Executive Officer of Merrill Lynch during his current three-year term as a Director, which ends at the 2004 Annual Meeting. Mr. Komansky has decided not to stand for re-election. We appreciate Mr. Komansky's four years of service as a Director.

     Biographical information is given below for each nominee for Director, and for each Director whose term of office will continue after the Annual Meeting. All of the nominees are presently Directors and were previously elected by the shareholders, except Fred Hassan and Philip Leder, M.D., who were elected to the Board effective April 22, 2003, and November 1, 2003, respectively.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2007

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
[Fred Hassan PHOTO]       Chairman of the Board, Chief Executive Officer and President
                            since April 2003. Mr. Hassan, 58, was Chairman of the
    FRED HASSAN             Board and Chief Executive Officer of Pharmacia Corporation
        2003                from February 2001 until April 2003, President and Chief
                            Executive Officer of Pharmacia from March 2000 to February
                            2001, and President and Chief Executive Officer of
                            Pharmacia & Upjohn, Inc. from May 1997 until March 2000.
                            Mr. Hassan was Executive Vice President and a member of
                            the Board of Directors of Wyeth (formerly American Home
                            Products Corporation), from 1995 to 1997. Mr. Hassan is a
                            Director of Avon Products, Inc.

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
[Philip Leder PHOTO]      Chairman, Department of Genetics, Harvard Medical School.
                            Dr. Leder, 69, has been Chairman, Department of Genetics,
 PHILIP LEDER, M.D.         Harvard Medical School, since 1980; John Emory Andrus
        2003                Professor of Genetics since 1980; and Senior Investigator
                            at Howard Hughes Medical Institute since 1986. He is an
                            honorary Trustee of the Massachusetts General Hospital,
                            and a Trustee and Chairman of the Board of the Charles A.
                            Revson Foundation and a Trustee of the Foundation for
                            Advanced Education in the Sciences, and the Hadassah
                            Medical Organization.
 [Eugene R. McGrath       Chairman, President and Chief Executive Officer of
       PHOTO]               Consolidated Edison, Inc. (energy company). Mr. McGrath,
                            62, has been associated with Con Edison since 1963. He
 EUGENE R. MCGRATH          assumed his current position in October 1997, and has
        2000                served as Chairman and Chief Executive Officer of Con
                            Edison's subsidiary, Consolidated Edison Company of New
                            York, Inc., since September 1990. Mr. McGrath also serves
                            as Chairman of the executive committee of the Energy
                            Association of New York State and the Union Square
                            Partnership. He is a Director or Trustee of AEGIS,
                            Atlantic Mutual, Barnard College, the Edison Electric
                            Institute, Manhattan College and the Wildlife Conservation
                            Society.
   [Richard de J.         Retired Chairman and Chief Executive Officer of ASARCO
   Osborne PHOTO]           Incorporated (non-ferrous metals producer) from 1985 to
                            1999. Mr. Osborne, 69, also served as Chairman of the
   RICHARD DE J.            Board of Schering-Plough from November 2002 to April 2003.
      OSBORNE               Mr. Osborne is the non-executive Chairman and a Director
        1988                of Datawatch Corporation, and a Director of Goodrich
                            Corporation, NACCO Industries, Inc. and The Tinker
                            Foundation. He is former Chairman and Director of the
                            International Copper Association, the Copper Development
                            Association, the Silver Institute and the National Mining
                            Association. He is also a Director and Treasurer of the
                            Americas Society. Mr. Osborne is a member of the Council
                            on Foreign Relations and the Economic Club of New York.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINATED DIRECTORS.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2005

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
 [Hans W. Becherer        Retired Chairman, Chief Executive Officer and Chief
       PHOTO]               Operating Officer of Deere & Company (manufacturer of
                            mobile power machinery and supplier of financial and
  HANS W. BECHERER          health care services). Mr. Becherer, 68, was associated
        1989                with Deere & Company from 1962 until his retirement in
                            2000. He was elected President and Chief Operating Officer of Deere & Company in 1987, President and Chief Executive
                            Officer in 1989, and Chairman and Chief Executive Officer
                            in May 1990, and assumed the duties of Chief Operating
                            Officer in 1996. Mr. Becherer is a member of the Board of
                            Directors of Honeywell International Inc. and J.P. Morgan
                            Chase & Co. He is also a member of the Business Council.

 [Kathryn C. Turner       Chairperson, Chief Executive Officer and President of
       PHOTO]               Standard Technology, Inc. (management and technology
                            solutions firm) since 1985. Ms. Turner, 56, serves on the
 KATHRYN C. TURNER          Board of Directors of ConocoPhillips Company, Carpenter
        2001                Technology Corporation and Tribune Company. Ms. Turner
                            also serves on the boards of the National Capital Area
                            Council of the Boy Scouts of America and Children's
                            Hospice International.
  [Robert F.W. van        Chairman of the Supervisory Board of Rodamco Europe N.V.
    Oordt PHOTO]            ("RE"), the largest retail real estate investment company
                            in Europe. Mr. van Oordt, 67, served RE as Chief Executive
  ROBERT F.W. VAN           Officer from March 2000 to June 2001. Prior to this
       OORDT                assignment, Mr. van Oordt served as Chairman of the
        1992                Executive Board of NV Koninklijke KNP BT (producer of
                            paper, board and packaging products; and distributor of
                            graphic paper, graphic and information systems and office
                            products) from March 1993, following the merger of three
                            leading Dutch-based industrial corporations, including
                            Buhrmann-Tetterode N.V. ("BT"), until his retirement in
                            April 1996. From 1990 until March 1993, Mr. van Oordt
                            served as Chairman and Chief Executive Officer of BT. Mr.
                            van Oordt is a member of the Board of Directors of Nokia
                            Corporation, Fortis Bank N.V. and n.v. Umicore s.a. and of
                            the Supervisory Board of Draka Holding N.V. He is a member of the International Advisory Board of Nijenrode
                            University and a senior member of the Conference Board. He also serves as Chairman of the Foundation for Arts and
                            Business in the Netherlands.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2006

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
[Carl E. Mundy, Jr.       Retired General, Former Commandant of the Marine Corps.
       PHOTO]               General Mundy, 68, entered the Marine Corps in 1953. He
                            held senior positions of operational command and top-level
 CARL E. MUNDY, JR.         management prior to appointment as Commandant and Joint
        1995                Chiefs of Staff member in 1991. He led the Marine Corps
                            and served as military adviser to the President and
                            Secretary of Defense from 1991 to 1995. He is past
                            president of worldwide operations of the United Services
                            Organization. General Mundy is a Director of General
                            Dynamics Corporation and NationsFunds. He also serves as
                            Chairman of the Marine Corps University Foundation, is a
                            member of the boards of advisors to the Comptroller
                            General of the United States and to the Navy League of the
                            United States, and is a member of the Council on Foreign
                            Relations.
 [Patricia F. Russo       Chairman and Chief Executive Officer of Lucent Technologies
       PHOTO]               Inc. (communications). Ms. Russo, 51, assumed the position of Chairman in February 2003 and the positions of Chief
 PATRICIA F. RUSSO          Executive Officer and President in January 2002, serving
        1995                as President until she assumed the additional office of
                            Chairman. Ms. Russo was President and Chief Operating
                            Officer of Eastman Kodak Company from April 2001 and
                            Director from July 2001, and non-executive Chairman of
                            Avaya Inc. since December 2000, until she rejoined Lucent.
                            Prior to that, Ms. Russo was Executive Vice President and
                            Chief Executive Officer of the Service Provider Networks
                            business of Lucent from November 1999 to August 2000,
                            having served as Executive Vice President of Strategy,
                            Business Development and Corporate Operations from January
                            1997 to October 1999, and from 1992 to 1996 as President
                            of Lucent's Business Communications Systems unit (formerly a unit of AT&T Corp., now Avaya Inc.). She joined AT&T in
                            1981, and held various management and executive positions
                            at AT&T. She is a member of the Board of Trustees of
                            Georgetown University.
[Arthur F. Weinbach       Chairman and Chief Executive Officer of Automatic Data
       PHOTO]               Processing, Inc. (independent computing services). Mr.
                            Weinbach, 60, has been associated with ADP since 1980,
 ARTHUR F. WEINBACH         assuming his current position in April 1998, having served
        1999                as President and Chief Executive Officer since 1996 and
                            President and Chief Operating Officer since 1994. Mr.
                            Weinbach serves on the Boards of Directors of First Data
                            Corp. and United Way of Tri-State. He is on the Boards of
                            Trustees of New Jersey Seeds and New Jersey Institute of
                            Technology.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each consisting exclusively of independent Directors, as independence is defined in the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard specified in the Corporate Governance Guidelines. Members of the Audit Committee also all meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board of Directors also has a standing Business Practices Oversight Committee and Finance Committee, as well as an Executive Committee which meets as needed. The Charters of the Committees, which have been adopted by the Board, are attached as exhibits to this proxy statement and are also available on Schering-Plough's Web site at www.schering-plough.com. In 2003 there was a standing Pension Committee, and it was disbanded in early 2004.

AUDIT COMMITTEE

     MEMBERS: Mr. Weinbach (Chair), Mr. Becherer, Mr. McGrath and Mr. van Oordt

              The Board of Directors has determined that Mr. Weinbach meets the SEC requirements for, and has designated him as, the Audit Committee Financial Expert.

     NUMBER OF MEETINGS IN 2003:  12

     FUNCTIONS:

     - Selects the independent auditors, subject to shareholder ratification, and provides oversight of their independence, qualifications and performance

     - Assists the Board in its oversight function by monitoring:

      -- the integrity of Schering-Plough's financial statements

      -- the performance of the corporate audit function

      -- compliance by Schering-Plough with legal and regulatory requirements

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     MEMBERS: Ms. Russo (Chair), Mr. Becherer, General Mundy, Mr. Osborne, Ms.
              Turner and Mr. van Oordt

     NUMBER OF MEETINGS IN 2003:  3

     FUNCTIONS:

     - Assists the Board with Board and Committee structure, function and composition, including identifying nominees (and considers shareholder nominees in accordance with provisions of the By-laws described on page
       43)

     - Develops and recommends the Schering-Plough Board Independence Standard and Corporate Governance Guidelines (found on page 13 of this proxy statement) to the Board for approval

     - Recommends Director compensation and the annual performance review process for the Board and for each Committee

COMPENSATION COMMITTEE

     MEMBERS: Mr. Miller (Chair), Mr. Becherer, Mr. Osborne, Ms. Russo and Mr.
              Weinbach

     NUMBER OF MEETINGS IN 2003:  11

     FUNCTIONS:

     - Discharges the Board's responsibilities relating to the compensation of Officers

     - Responsible for the approval, evaluation and administration of executive compensation plans, policies and programs

     - Assists the Board regarding equity compensation and incentive plans

BUSINESS PRACTICES OVERSIGHT COMMITTEE

     MEMBERS: Mr. van Oordt (Chair), Dr. Leder, Mr. McGrath, General Mundy and
              Ms. Turner

     NUMBER OF MEETINGS IN 2003:  10

     FUNCTIONS:

     - Assists the Board with oversight of non-financial compliance systems and practices and related management activities, including Good Manufacturing Practices

     - Assists the Board with oversight of systems for compliance with Schering-Plough's Business Conduct Policy

     - Assists the Board with oversight of regulatory and government affairs and developments regarding material litigation and investigations

FINANCE COMMITTEE

     MEMBERS: Mr. Becherer (Chair), Mr. Komansky, General Mundy, Mr. Osborne and
              Ms. Turner

     NUMBER OF MEETINGS IN 2003:  none (this Committee was formed on January 27,
2004)

     FUNCTIONS:

     - Assists the Board with oversight of strategic financial matters

     - Assists the Board with oversight of capital structure

     - Recommends dividend policy to the Board

Also, the Pension Committee, which was disbanded in early 2004, met 3 times in 2003. During 2003 the members were: Mr. Komansky, Mr. McGrath, Mr. Miller, General Mundy and Ms. Turner.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held 21 meetings in 2003, including a two-day strategic planning meeting. All Directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all Committees of the Board on which they served.

DIRECTORS ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

     Directors are expected to attend the Annual Meeting of Shareholders unless an emergency makes such attendance imprudent. Since 1990 only one Director has missed one Annual Meeting of Shareholders (due to illness), and all other Directors have attended all Annual Meetings of Shareholders, including the 2003 Annual Meeting at which all ten Directors were present.

DIRECTORS' COMPENSATION

     The Board has not increased Directors' compensation since 1999 in light of Schering-Plough's business and financial challenges.

     Employee Directors receive no compensation for services rendered in their capacity as Directors. Non-employee Directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each Board meeting and for each Committee meeting attended, and a $1,000 per diem fee, plus expenses, for special assignments. The Chair of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a Director all or a portion of such fees under a Directors' Deferred Compensation Plan. Amounts deferred are, at the Director's election, valued as if invested in Schering-Plough Common Shares or in a simple interest fund and are payable in cash, in installments or in a lump sum.

     Under the Directors' Deferred Stock Equivalency Program, each non-employee Director is also credited annually with a $25,000 deferred payment in a stock equivalency account, which is valued as if invested in Schering-Plough Common Shares. Upon termination of service as a Director, the value of a Director's deferred account is payable in cash, in installments or in a lump sum, as elected by the Director.

     Non-employee Directors also receive an annual award of 2,500 Common Shares under the Directors Stock Award Plan. This plan was amended effective February 25, 2003 to permit Directors to elect to defer the award, in which case Stock Units are awarded and valued as if invested in Schering-Plough Common Shares. The Stock Units are then paid in Common Shares when the deferral period ends.

     In November 2002 Mr. Osborne was elected Chairman of the Board upon R. Kogan's resignation from that position. In light of that assignment, effective November 1, 2002, Mr. Osborne began receiving special compensation of $100,000 per month, plus expenses, and stopped receiving other Directors' compensation. This special compensation ceased and Mr. Osborne's compensation reverted to standard Directors' compensation when he ceased serving as Chairman of the Board upon Mr. Hassan's election as Chairman of the Board on April 22, 2003.

CERTAIN TRANSACTIONS

     Dr. Leder's son, Ethan Leder, is chief executive officer and the owner of approximately 13% of the equity of United Biosource LLP. In January 2004, United Biosource acquired MedTap International Inc., a provider of pharmacoeconomic analysis and information. Schering-Plough in the past has retained MedTap to provide services in connection with specific pharmacoeconomic projects and may do so in the future. In 2003, Schering-Plough paid MedTap $153,308 for pharmacoeconomic services.

     Under the New York Stock Exchange Listing Standards and the more restrictive Schering-Plough Board Independence Standard this matter does not impair Dr. Leder's independence. The Nominating and Corporate Governance Committee and the Board of Directors, after reviewing this matter, have determined that Dr. Leder is independent.

CERTAIN LEGAL PROCEEDINGS AND INDEMNIFICATION OF CURRENT AND FORMER DIRECTORS AND OFFICERS

     Several lawsuits are pending that, among other matters, relate to Schering-Plough's disclosures about the actions of the U.S. Food and Drug Administration (FDA) regarding Schering-Plough's compliance with Good Manufacturing Practices, primarily relating to production processes, controls and procedures as well as the related Consent Decree negotiated with the FDA effective May 17, 2002. These lawsuits include:

     - Lawsuits alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and Rule 10b-5. On July 2, 2001, these lawsuits were consolidated into one action in the U.S. District Court for the District of New Jersey and a lead plaintiff, the Florida State Board of Administration, was appointed by the Court. The Court has certified this as a class action consisting of shareholders who purchased shares of Schering-Plough stock between dates as early as May 9, 2000, and dates relevant to disclosures about the FDA issues. Schering-Plough, certain Officers and certain former Directors and Officers are named as defendants in this matter. The plaintiffs seek damages for the class for having purchased Schering-Plough stock at allegedly inflated prices.

     - Two lawsuits that were consolidated into one action on August 20, 2001 in the U.S. District Court for the District of New Jersey allege a failure to disclose material information and breach of fiduciary duty by the Directors in relation to the above matters and certain other legal matters as described in the legal proceedings item of Schering-Plough's 2003 10-K. The plaintiffs are seeking damages on behalf of Schering-Plough, including disgorgement of trading profits made by certain Directors and a former Officer/Director allegedly obtained on the basis of material non-public information.

     - On January 2, 2002, Schering-Plough received a demand letter dated December 26, 2001, from a law firm not involved in the derivative actions described above, on behalf of a shareholder who also is not involved in the derivative actions, demanding that the Board of Directors bring claims on behalf of Schering-Plough based on allegations substantially similar to those alleged in the derivative actions. On January 22, 2002, the Board of Directors adopted a board resolution establishing an Evaluation Committee, consisting of three independent Directors (Messrs. McGrath and Miller and Ms. Turner), to investigate, review and analyze the facts and circumstances surrounding the allegations made in the demand letter and the complaint described in the immediately preceding paragraph but reserving to the full Board authority and discretion to exercise its business judgment in respect of the proper disposition of the demand. The Committee engaged independent outside counsel to advise it and met eleven times in 2002 and once in 2003. The Committee issued a report on the findings of its investigation to the independent Directors of the Board in late October 2002. That report determined that the shareholder demand should be refused, and found no liability on the part of any Officers or Directors. In November 2002, the full Board adopted the recommendation of the Evaluation Committee. The plaintiffs seek a recovery on behalf of Schering-Plough and monetary damages.

     - In September 2003, the Securities and Exchange Commission and Schering-Plough announced the settlement of the Commission's enforcement proceeding against Schering-Plough and Mr. Kogan regarding meetings with investors the week of September 30, 2002 and other communications. In connection with that settlement, Schering-Plough and Mr. Kogan agreed not to commit future violations of Regulation FD and related securities laws and paid a civil penalty of $1 million. Mr. Kogan paid a civil penalty of $50,000.

     - Private plaintiffs have filed several federal putative class action securities litigations relating to Schering-Plough's meetings with investors and other communications which were consolidated on January 10, 2003 in the U.S. District Court for the District of New Jersey against Schering-Plough and Mr. Kogan alleging violations of Sections 10(b) and 20(a) of the Exchange Act, relating to the alleged disclosures made during meetings with investors. The plaintiffs seek recovery for the alleged class of money damages for having purchased Schering-Plough stock at allegedly inflated prices.

     - Another putative class action lawsuit against the Schering-Plough Board of Directors was filed on September 25, 2003 in New Jersey State Court alleging breach of fiduciary duty, negligent misrepresentation and fraud relating to the same meetings described above. The plaintiffs seek monetary damages for the alleged class members.

     - A lawsuit alleging breach of fiduciary duty was filed on June 3, 2003 in New Jersey State Court against the Board of Directors relating to the announcement that Schering-Plough had received a Target Letter from the U.S. Attorney's office in Boston. The complaint seeks recovery of monetary damages on behalf of Schering-Plough.

     - A Consolidated Amended Complaint was filed on October 6, 2003 in U.S. District Court in New Jersey against Schering-Plough, former members of the Board of Directors' Pension Committee, and several current and former Officers and employees, alleging breaches of fiduciary duty under ERISA relating to the decline in Schering-Plough stock in Schering-Plough's 401(k) plan. The action is styled as a putative class action consisting of former employees who owned Schering-Plough stock in their 401(k) plan from as early as January 1, 1998. The plaintiff seeks monetary damages and equitable remedies for the class.

     Additional details about these matters are disclosed in Schering-Plough's 10-Ks and 10-Qs and certain 8-Ks filed under the Exchange Act.

     All of the named defendants who are current or former Directors or Officers are entitled to indemnification under Schering-Plough's Certificate of Incorporation and By-Laws and New Jersey Corporation Law. In connection with such indemnification they may receive advance payment of counsel fees, subject to an obligation to reimburse Schering-Plough should the outcome of the legal matter be such that indemnification would not be permitted. Mr. Kogan also received payment of legal fees for his counsel in connection with his Retirement Agreement and Employment Agreements, which was required by the terms of those Agreements. In connection with the above legal matters, Schering-Plough paid counsel fees for Mr. Kogan of $177,194 in 2003 (other fees relating to his Retirement Agreement are considered perquisites and included in Column D to the "Summary Compensation Table"). In connection with legal matters relating primarily to the indemnification provisions included in the Sixth Amendment to his Employment Agreement, Schering-Plough paid counsel fees for Mr. Kogan of $82,714.25 in 2002 and $25,021.25 in 2001. In accordance with his agreement, Schering-Plough also paid Mr. Wyszomierski's legal expenses incurred in 2003 relating to claims under his agreement in the amount of $16,888.86. See the description of Mr. Wyszomierski's Agreement under the heading "Matters Regarding Certain Former Officers" on page 25. In connection with investigations by the U.S. Attorney for Massachusetts (disclosed in Schering-Plough's 10-K and 10-Q filings), Mr. Zahn has separate counsel for which Schering-Plough paid $366,432.25 in 2003. Schering-Plough also paid Mr. Zahn's legal expenses incurred in connection with his employment arrangement in the amount of $12,637.95.

     In the legal actions described above, all covered individual defendants except Mr. Kogan are represented by outside counsel for Schering-Plough. This arrangement does result in some benefit, however, it is difficult to quantify and Schering-Plough believes that, given the current litigation postures of these lawsuits, it has not incurred any additional expenses as a result of these representations of individuals.

                              CORPORATE GOVERNANCE

     At Schering-Plough, we believe that good corporate governance practices create a solid foundation for achieving our business goals and keeping the interests of our shareholders and other stakeholders in perspective.

     Under the leadership of our new Chairman of the Board and CEO, Fred Hassan, Schering-Plough has adopted a new mission -- to earn trust, EVERY day -- and new leader behaviors: shared accountability and transparency, cross-functional teamwork and collaboration, listening and learning, benchmark and continuously improve, coaching and developing others and business integrity.

     As a result, we have recently enhanced our governance practices, as reflected in our Corporate Governance Guidelines set forth on page 13 and the Charters of our Board Committees that are attached as exhibits to this proxy statement.

ABOUT THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee is comprised of six independent Directors, as independence is defined in the New York Stock Exchange listing standards and the more restrictive

Schering-Plough Board Independence Standard. The Committee operates under a written Charter adopted by the Board, and a copy of the Charter is attached to this proxy statement as Exhibit B.

     One of the Nominating and Corporate Governance Committee's most important functions is identification of Director nominees. The Committee considers nominees from all sources, including shareholders, nominees submitted by other outside parties, and candidates known to current Directors. The Committee also has from time-to-time retained an expert search firm (that is paid a fee) to help identify candidates possessing the minimum criteria and other qualifications identified by the Committee as being desired in connection with a vacancy on the Board. All candidates must meet the minimum criteria for Directors established by the Committee. These criteria are listed in our Corporate Governance Guidelines on page 13 of this proxy statement.

     Candidates are evaluated in the same manner no matter who first suggests they be nominated. The candidate's credentials are provided to the Committee by the Corporate Secretary with the advance materials for the next Committee meeting. If any member of the Committee believes the candidate may be qualified to be nominated, the Committee discusses the matter at the meeting. For each candidate who is discussed at a meeting, the Committee decides whether to further evaluate the candidate. Evaluation includes a thorough background check, interaction and interviews with the Committee members and other Directors and discussion about the candidate's availability and commitment. When there is a vacancy on the Board, the best candidate from all evaluated is recommended by the Committee to the full Board to consider for nomination.

     Dr. Leder is nominated by the Board for election by the shareholders for the first time this year. Dr. Leder meets the criteria for Director and his many accomplishments as a leader in the medical and scientific community also satisfied the Board's wish to increase the scientific and medical expertise represented on the Board. The Committee identified Dr. Leder based upon the recommendation of Mr. Hassan, Chairman of the Board and CEO, as Dr. Leder and Mr. Hassan served together on the Board of Pharmacia Corporation. Mr. Hassan did not participate in the deliberations of the Board concerning the decision to nominate Dr. Leder.

DIRECTOR INDEPENDENCE

     Each independent Director has no material relationship with Schering-Plough.

     The Nominating and Corporate Governance Committee and the Board have determined that Mr. Becherer, Dr. Leder, Mr. McGrath, General Mundy, Mr. Osborne, Ms. Russo, Ms. Turner and Messrs. van Oordt and Weinbach are independent under both the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard.

     The Nominating and Corporate Governance Committee and the Board have determined that Mr. Hassan is not independent because as Chairman of the Board and Chief Executive Officer of Schering-Plough, he is an Officer and employee of Schering-Plough.

     The Nominating and Corporate Governance Committee and the Board have determined that all members of the Audit Committee -- Messrs. Weinbach, Becherer, McGrath and van Oordt -- also are independent pursuant to the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

     As required in the Corporate Governance Guidelines, the Board periodically meets in executive session without any Director present who is also a member of management. During 2003, the Board held eight such sessions.

     Executive sessions are always chaired by a non-management Director. The non-management Directors have determined to rotate this responsibility every six months among the non-management Directors who

Chair Committees of the Board. Currently, Mr. van Oordt, a non-management Director who chairs the Business Practices Oversight Committee, is chairing the executive sessions.

COMMUNICATIONS WITH DIRECTORS

     The Board of Directors has adopted a process for shareholders and others to send communications to the Board, the non-management Directors as a group, the current Chair of the Board's executive sessions or other specified individual Directors. All communications are to be sent by mail or by fax care of the Corporate Secretary at Schering-Plough headquarters, addressed as follows:

                   [Board or Name of Individual Director(s)]
                            c/o Corporate Secretary
                          Schering-Plough Corporation
                            2000 Galloping Hill Road
                          Kenilworth, New Jersey 07033
                               Fax (908) 298-7303

     The non-management Directors have directed the Corporate Secretary to screen the communications. First, communications sent by mail are subject to the same security measures as other mail coming to Schering-Plough, which may include x-ray, scanning, etc. Next, the Board has directed the Corporate Secretary and his staff to read all communications and to discard communications having nothing to do with Schering-Plough or the Board. All other communications are to be promptly passed along to the addressee(s). Further, the Corporate Secretary's staff is to retain a copy in the corporate files and to provide a copy to other Directors, members of management and third parties as appropriate. For example, if a communication were about auditing or accounting matters, the policy established by the Audit Committee provides that Audit Committee members also would receive a copy, as would the head of Corporate Audits, and in certain cases, the independent auditors.

     Anyone who wishes to contact the Audit Committee to report complaints or concerns about accounting, internal accounting controls or auditing matters, may do so anonymously by using the above procedure.

CORPORATE GOVERNANCE GUIDELINES
(Approved by the Board of Directors on February 24, 2004)

     Schering-Plough Corporation is committed to the patients who use our products -- through the innovative discovery, development and marketing of new therapies and treatment programs that can improve their health and extend their lives -- while providing solid long-term performance to shareholders. Schering-Plough has long recognized good corporate governance as one key to achieving its commitment, first adopting its Statement of Corporate Director Policies in 1971, which among other things required that a majority of the Board be independent.

     Schering-Plough's mission is "TO EARN TRUST EVERY DAY." These Corporate Governance Guidelines are fundamental to achieving our mission.

     BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS. Directors are recommended for nomination by the Nominating and Corporate Governance Committee and are nominated by the full Board. The Nominating and Corporate Governance Committee annually assesses the needs of the Board and recommends the criteria for selecting new Directors. All nominees must meet the following minimum criteria for Directors:

          1. Nominees have the highest ethical character and share the values of Schering-Plough as reflected in the leader behaviors: shared accountability and transparency, cross-functional teamwork and collaboration, listening and learning, benchmark and continuously improve, coaching and developing others and business integrity.

          2. Nominees are highly accomplished in their respective field, with superior credentials and recognition.

          3. The majority of Directors on the Board are required to be independent as required by the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard set forth below.

          4. Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster Schering-Plough's business success, including science, medicine, finance, manufacturing, technology, commercial activities, international affairs and public service. Nominees are also selected so that the Board of Directors represents a diversity of personal characteristics, including gender, race, ethnic origin and national background.

          5. Nominees must indicate they have the time and commitment to provide energetic and diligent service to Schering-Plough. New Directors should be willing and able to serve at least one three-year term prior to the mandatory retirement age of 72.

     The Nominating and Corporate Governance Committee considers shareholder nominees for Director and bona fide candidates for nomination that are submitted by other third parties. Directors offer to resign, and are re-evaluated, when they have changes in employment or Board memberships at other companies. Directors notify the Chair of the Nominating and Corporate Governance Committee in advance of a change in their Committee assignments at other companies.

     SCHERING-PLOUGH BOARD INDEPENDENCE STANDARD. If a Director is to be classified as independent, he or she must meet the independence requirements in the New York Stock Exchange corporate governance listing standards and the following, more restrictive categorical standard, called the "Schering-Plough Board Independence Standard":

          1. A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Schering-Plough for property which, in any single fiscal year, exceeds the greater of $500,000 or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

          2. Directors are independent of any particular constituency and are able to represent all shareholders of Schering-Plough.

          3. In the event that a Director is an executive officer or an employee, or his/her immediate family member is an executive officer, of a charitable organization that receives payments from Schering-Plough which, in any single fiscal year, exceed the greater of $500,000 or 2% of the charitable organization's gross revenues, such payments will be disclosed in the proxy statement.

          4. A Director who was, or whose immediate family member was:

             a. an Executive Officer of Schering-Plough, or

             b. affiliated with or employed by the independent auditor, or

               c. an executive officer of another company where any of Schering-Plough's current executives serve on that company's compensation committee will not be independent until four years after the end of such relationship.

     In this Standard, "immediate family" shall have the meaning provided in the New York Stock Exchange corporate governance listing standards (general commentary to Section 303A.02(b)).

     All Audit Committee members must meet the above Standard plus the additional independence requirements in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

     BOARD FUNCTION AND DIRECTOR RESPONSIBILITIES. The Chairman sets the agenda for Board meetings, in consultation with Committee chairs and other Directors as appropriate. The frequency and length of meetings is determined based upon the business to be conducted, but the Board will meet at least six times per year. The non-management Directors hold regularly scheduled executive sessions and additional unscheduled executive sessions as desired. A non-management Director chairs the executive sessions.

     Advance materials are provided before meetings.

     The Board takes an active role with senior management regarding strategic planning and business development. All members of senior management participate in portions of meetings of the Board and Committees. Upon request, Directors have access to any employee of Schering-Plough and any of Schering-Plough's information.

     There is an orientation program for new Directors. Ongoing Director education about issues facing Schering-Plough and the industry is provided as needed.

     The Board retains outside advisors as it deems appropriate.

     COMMITTEE COMPOSITION AND FUNCTION. The Nominating and Corporate Governance Committee recommends to the Board the optimal structure and functions of the standing Committees of the Board, as well as individual Committee assignments. The following standing Committees are comprised solely of independent Directors:

     - Audit Committee,

     - Compensation Committee, and

     - Nominating and Corporate Governance Committee.

     The Board has three other standing Committees: the Business Practices Oversight Committee, the Finance Committee and the Executive Committee.

     Each Committee has a charter. The Chair of each Committee sets the agenda and determines the frequency and length of meetings. Each Committee holds executive sessions as required and more frequently as the Committee determines.

     Each Committee retains outside advisors as it deems appropriate.

     BOARD COMPENSATION. All Directors own shares of Schering-Plough common stock. The Nominating and Corporate Governance Committee annually reviews Director compensation and makes recommendations to the full Board as to the amount of compensation and the form of compensation which may include cash, stock and/or equity-based awards.

     BOARD AND COMMITTEE PERFORMANCE EVALUATIONS. The Board and the standing Committees each perform an annual self-evaluation. The Nominating and Corporate Governance Committee provides oversight to ensure that the process is completed each year. That Committee also periodically re-examines these Corporate Governance Guidelines and recommends changes to the Board.

     MANAGEMENT SUCCESSION. One of the Board's most important functions is ensuring sound management of Schering-Plough. The Compensation Committee assists the Board with succession planning and human resource development, with special focus on Chief Executive Officer succession.

     COMPLIANCE AND ETHICS. The composition and functions of the Board and each Committee meet all requirements of the New York Stock Exchange and other applicable laws and regulations.

     The Board and its Committees are responsible for oversight of the processes designed by senior management regarding compliance, including with Schering-Plough's Business Conduct Policy for all employees, the Schering-Plough Board of Directors Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Executives for the Chief Executive Officer, the Chief Financial Officer and the Controller. These Codes articulate Schering-Plough's commitment to ethical standards and to compliance with all applicable laws and regulations. Each of these Codes is available on the Schering-Plough Web site. The Board has established the Business Practices Oversight Committee, which has the sole purpose of oversight of non-financial compliance matters.

     Schering-Plough's reputation is a valuable asset and compliance programs also stress preservation of reputation and good corporate citizenship, through consideration of the concerns of the patients who use our products, our shareholders, our employees and the communities where our operations are located.

     NO REPRICING WITHOUT SHAREHOLDER APPROVAL. Schering-Plough will not directly or indirectly reprice any stock option unless prior shareholder approval is obtained.

                                STOCK OWNERSHIP

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information with respect to beneficial ownership of Schering-Plough Common Shares as of March 5, 2004 by each Director, certain Executive Officers and by all Schering-Plough Directors and Executive Officers as a group:

                            NUMBER OF
                             COMMON
NAME                        SHARES(A)
----                        ---------
Hans W. Becherer..........     19,900
Fred Hassan...............  1,103,500(b)
David H. Komansky.........      8,750
Philip Leder, M.D. .......      1,250
Eugene R. McGrath.........     11,662
Donald L. Miller..........     15,301
Carl E. Mundy, Jr. .......     15,866
Richard de J. Osborne.....     69,335
Patricia F. Russo.........     19,800
Kathryn C. Turner.........      5,108
Robert F. W. van Oordt....     13,500
Arthur F. Weinbach........      8,750
Joseph C. Connors.........  1,350,637(b)(c)
Carrie S. Cox.............    100,000
Raul E. Kohan.............    448,466(b)
Cecil B. Pickett..........    708,730(b)
Richard W. Zahn...........    786,972(b)
Jack L. Wyszomierski......  1,114,048(b)(d)
Richard Jay Kogan.........  2,007,695(b)(d)
All Directors and
  Executive Officers as a
  group including those
  above(23)...............  8,070,490(b)(c)

STOCK EQUIVALENTS OWNERSHIP OF DIRECTORS

     The following table sets forth the number of Common Share equivalents credited as of March 5, 2004 to the accounts of Schering-Plough's participating non-employee Directors under the Directors' Deferred Compensation Plan and under the Directors' Deferred Stock Equivalency Program, including dividends credited, rounded to the nearest whole number. Under both, payments are made in cash following termination of service as a Director based on the market value of Schering-Plough Common Shares at that time. For additional information, see "Directors' Compensation" on page 9.

Hans W. Becherer...................   30,399
David H. Komansky..................   12,073
Philip Leder, M.D. ................    1,717
Eugene R. McGrath..................   15,355
Donald L. Miller...................    5,498
Carl E. Mundy, Jr. ................    8,582
Richard de J. Osborne..............   12,823
Patricia F. Russo..................   24,020
Kathryn C. Turner..................    3,718
Robert F. W. van Oordt.............   61,315
Arthur F. Weinbach.................   17,280
                                     -------
Total..............................  192,780

---------------

(a) The total for each individual, and for the group of all Directors and Executive Officers (23 persons), is less than one percent of the outstanding Common Shares (including shares which could be acquired within 60 days of March 5, 2004 through the exercise of outstanding options or the distribution of shares under the Stock Incentive Plans). The information shown is based upon information furnished by the respective Directors and Executive Officers.

(b) Includes shares which could be acquired within 60 days of March 5, 2004 through the exercise of employee stock options as follows: Mr. Hassan (600,000); Mr. Connors (1,185,227); Mr. Kohan (430,914); Dr. Pickett
    (640,201); Mr. Zahn (786,967); Mr. Wyszomierski (993,967); Mr. Kogan
    (1,546,000); all Directors and Executive Officers as a group (6,409,710).

(c) Does not include 29,187 shares owned by family members and as to which beneficial ownership is disclaimed by Mr. Connors.

(d) No longer Executive Officers. Direct stock ownership verified as of the date they were no longer subject to Section 16 filing requirements; Mr. Wyszomierski (12/3/03) and Mr. Kogan (4/21/03).

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to those persons who are known to Schering-Plough to own beneficially more than five percent of the outstanding Schering-Plough Common Shares, as of March 5, 2004.

                                                       COMMON SHARES
NAME AND ADDRESS                                       BENEFICIALLY     PERCENT
OF BENEFICIAL OWNER                                        OWNED        OF CLASS
-------------------                                    -------------    --------
Wellington Management Company, LLP(a)................   94,028,996        6.4%
75 State Street
Boston, MA 02109

Dodge & Cox(b).......................................   79,706,603        5.4%
One Sansome Street
35th Floor
San Francisco, CA 94104

---------------

(a) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004, Wellington Management Company, LLP, through one of its subsidiaries, has (i) sole voting power as to none of the shares and shared voting power as to 39,742,350 of the shares and (ii) sole dispositive power as to none of the shares and shared dispositive power as to all 94,028,996 of the shares.

(b) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, Dodge & Cox has (i) sole voting power as to 74,926,467 of the shares and shared voting power as to 772,100 of the shares and (ii) sole dispositive power as to 79,706,603 of the shares and shared dispositive power as to none of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, Officers and beneficial owners of more than 10% of our Common Shares are required by Section 16(a) of the Exchange Act and related regulations to file ownership reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange and to furnish us with copies of the reports.

     Schering-Plough believes that all required Section 16(a) reports were timely filed in 2003, except that Messrs. Gingerella, Kelly, Lemma, Moore, Nichols, Wyszomierski and Zahn and Ms. Foster each had one Form 4 reporting one transaction that was filed one day late due to computer difficulties at Schering-Plough. Schering-Plough's belief is based solely upon a review of:

     - Forms 3 and 4 filed during 2003, Forms 5 relating to 2003, and amendments to those Forms, and

     - representation letters from those who did not file a Form 5 stating that no Form 5 was due.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation of the five most highly compensated Executive Officers of Schering-Plough, including the Chief Executive Officer, for the fiscal year ended December 31, 2003 ("Fiscal 2003"), as well as the compensation of the former Chief Executive Officer and President of Schering-Plough and two other former Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                                -----------------------
                                                                                        AWARDS
                                               ANNUAL COMPENSATION              -----------------------
                                     ----------------------------------------   RESTRICTED   SECURITIES
     NAME AND PRINCIPAL                                        OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
      POSITION IN 2003*        YEAR    SALARY      BONUS(C)   COMPENSATION(D)   AWARDS(E)     OPTIONS     COMPENSATION(F)
     ------------------        ----  ----------    --------   ---------------   ----------   ----------   ---------------
Fred Hassan..................  2003  $1,046,154(b) $    -0-     $   349,156     $3,486,000    900,000      $     14,926
Chairman of the Board,         2002          --          --              --             --         --                --
  Chief Executive Officer      2001          --          --              --             --         --                --
  and President(a)
Joseph C. Connors............  2003  $  647,000         -0-              --     $  190,281    246,100      $      8,982
Executive Vice President       2002     582,000    $ 38,000              --        827,812    138,000           127,596
  and General Counsel          2001     542,000         -0-              --        934,767    138,000           132,772
Carrie S. Cox................  2003  $  565,962    $452,770              --     $1,850,000    450,000      $     14,926
Executive Vice President       2002          --          --              --             --         --                --
  and President, Global        2001          --          --              --             --         --                --
  Pharmaceuticals(g)
Raul E. Kohan................  2003  $  386,000         -0-              --     $  242,760     59,100      $     38,851
President, Animal Health and   2002          --          --              --             --         --                --
  Group Head, Global
    Specialty                  2001          --          --              --             --         --                --
  Operations(h)
Cecil B. Pickett, Ph.D ......  2003  $  699,500         -0-              --     $  297,024    253,000      $      8,982
Vice President and President,  2002     626,500    $ 55,000              --        651,984     47,000           133,986
  Schering-Plough Research     2001     428,375     150,500              --        752,940     47,000           113,133
  Institute
Richard W. Zahn..............  2003  $  500,000         -0-              --     $   75,773    144,300      $     14,926
Former President,              2002     485,000    $ 26,500              --        411,998     90,000           121,559
  Schering Labs(i)             2001     462,000         -0-              --        465,381     90,000            98,774
Jack L. Wyszomierski.........  2003  $  647,000         -0-              --     $  190,281    246,100      $  3,699,676(j)
Former Executive Vice
  President                    2002     555,000    $ 36,500              --        827,812    138,000           136,699
  and Chief Financial Officer  2001     515,000         -0-              --        934,767    138,000           118,203
Richard Jay Kogan............  2003  $  433,583    $    -0-     $   380,159     $       --         --      $    789,745(l)
Former Chief Executive
  Officer                      2002   1,430,000         -0-          92,573      3,614,350    368,000        13,261,491
  and President(k)             2001   1,430,000         -0-          87,460      4,081,295    368,000           348,140

---------------

* Robert Bertolini joined Schering-Plough as Executive Vice President and Chief Financial Officer on November 17, 2003 and is one of Schering-Plough's most senior executives. Although he is not included in the Summary Compensation Table because he had only 1 1/2 months of pay in 2003, information about his employment agreement is included under "Employment and Change of Control Agreements."

(a) Mr. Hassan was named Chief Executive Officer and President on April 20, 2003, and was elected Chairman of the Board on April 22, 2003.

(b) Includes a portion of salary deferred at the election of Mr. Hassan.

(c) Although Mr. Hassan satisfied the personal performance goals set by the Board necessary to receive a bonus for 2003, in light of the serious situation facing Schering-Plough, Mr. Hassan waived his incentive bonus for 2003. Since Schering-Plough did not meet the performance goals set forth in a pre-established formula for 2003, no incentive bonuses were paid to Messrs. Connors and Kohan, Dr. Pickett or Messrs. Zahn and Wyszomierski. The amount shown was paid to Ms. Cox in lieu of a performance-based bonus for 2003 as required by her employment agreement. Mr. Kogan was not eligible for a 2003 bonus. See "Annual Incentive Bonus" on page 31.

(d) Includes perquisites, except where the total for a named executive is less than the threshold requiring disclosure. Perquisites provided to some or all of the named executives are as follows: financial planning, tax preparation, personal use of company-owned aircraft, installation and operation of home security systems, personal security services and payment of legal fees for negotiation of terms of employment and retirement agreements (excludes legal fees relating to indemnification which are disclosed under "Certain Legal Proceedings and Indemnification of Current and Former Directors and Officers" on page 9).

     For information about our security policies and our executive use of company owned aircraft, as well as a newly developed methodology we use to calculate the incremental cost of the personal use of company-owned aircraft, see "Our Security Policies and How We Value The Use of Corporate Aircraft" on page 20.

     For Mr. Hassan, the amount shown includes $90,000 for legal fees, $104,240.57 for his home security system and $116,275 for personal security services.

     For Mr. Kogan for 2003, perquisites also include the renovation and furnishing of an office away from Schering-Plough property ($97,879), provision of secretarial support at that office ($105,256) and other items, all as required by his Retirement Agreement. The table also includes Mr. Kogan's personal use of company-owned aircraft for 2002 ($61,707) and for 2001 ($77,518), as recalculated under the newly developed methodology.

     Does not include the personal use of company-owned cars driven by company personnel. The company makes one car and driver available to Mr. Hassan. The other named executives use cars and drivers from a pool. The executives use the cars primarily for business purposes, and the cars are also used by other company personnel for business purposes. The total annual cost to Schering-Plough of one car and driver is estimated to be $155,000.

(e) Under the terms of his employment agreement, Mr. Hassan received 200,000 restricted stock awards in 2003, which grant was not subject to the attainment of performance goals and is included in the table at fair market value on the date of grant. The value of those shares as of December 31, 2003 was $3,478,000. Under the terms of her employment agreement, Ms. Cox received 100,000 restricted shares, which grant was not subject to the attainment of performance goals and is included in the table at fair market value on the date of the grant. The value of these shares as of December 31, 2003 was $1,739,000.

     For 2003, Mr. Connors, Dr. Pickett and Messrs. Zahn and Wyszomierski each received performance stock awards which were granted as phantom stock units. These units vest and become distributable to the executive only upon, and to the extent of, the achievement of applicable corporate performance goals. Because the corporate performance goals were not fully satisfied, only approximately 24.1% of the 2003 performance stock award grant to such executives vested as follows: Dr. Pickett, 16,640 shares out of a total of 69,000 shares; Mr. Connors, 10,660 shares, out of a total of 44,200 shares and Mr. Zahn, 4,245 out of a total of 17,600 shares. The amounts shown in the table for these executives represents the approximately 24.1% of the award that vested, valued at the share price on the award grant date. The remainder of these awards did not vest and were forfeited. The vested portion of the awards are generally distributed in five equal annual installments. Upon the termination of his employment effective December 31, 2003, Mr. Wyszomierski forfeited all 44,200 shares of restricted stock related to 2003 performance goals as well as 23,658 shares relating to other undistributed restricted stock awards.

     In 2003, Mr. Kohan was granted a deferred stock unit award before he became an Executive Officer which was not subject to attainment of performance goals and is distributable over a 5-year period. This award is shown in the table valued at the share price on the award grant date.

     At December 31, 2003, the total number and value of vested but undistributable shares was 67,858 shares ($1,180,051) for Mr. Connors, 27,200 shares ($473,008) for Mr. Kohan, 87,800 shares ($1,526,842) for Dr.
     Pickett, and 29,376 shares ($510,849) for Mr. Zahn.

    Cash equivalent to the amount of all dividends paid on the Common Shares is paid on all shares of restricted stock and all phantom stock units before they are distributed or forfeited.

(f) For each of the named executives other than Messrs. Kohan, Wyszomierski and Kogan, the amount shown for 2003 represents the cost of medical and dental insurance. For Mr. Kohan, the amount represents $14,926 for medical and dental insurance and $23,925 for life insurance paid by Schering-Plough on his behalf before Mr. Kohan became an Executive Officer. See notes (j) and
    (l) regarding the amounts shown for Messrs. Wyszomierski and Kogan.

(g) Ms. Cox assumed her present position on May 15, 2003.

(h) Mr. Kohan did not serve as an Executive Officer of Schering-Plough prior to 2003, therefore his pre-2003 compensation from Schering-Plough is not included in the Summary Compensation Table.

(i) Mr. Zahn's employment with Schering-Plough has continued although his position was eliminated in 2003. Mr. Zahn ceased serving as an Executive Officer on December 4, 2003.

(j) Mr. Wyszomierski's employment terminated effective December 31, 2003. The amount shown for him consists of $14,926 for the cost of medical and dental insurance, $3,284,750 paid as severance pay upon his termination of employment pursuant to the supplement to his employment agreement with Schering-Plough dated as of January 1, 2002 and $400,000 to be paid in resolution of certain claims under his agreement.

(k) Mr. Kogan retired from the positions of Chief Executive Officer and President on April 20, 2003. He had previously resigned the position of Chairman of the Board on November 13, 2002.

(l) For Mr. Kogan, the amount shown consists of $8,982 for the cost of medical and dental insurance, $670,813 paid for unused vacation, $97,887.50 for executive life insurance for the period during 2003 following his retirement, and $12,062 representing the difference between the amount actually paid to Mr. Kogan as the pro-rata bonus portion of the severance payment to which he was entitled pursuant to his Retirement Agreement and the amount estimated and reported in the 2003 proxy statement in respect of such pro-rata bonus (which amount is shown on the 2002 line of this column). See the description of Mr. Kogan's Retirement Agreement and these payments under the heading "Matters Regarding Certain Former Officers" on page 25. Also, does not include certain payments to Mr. Kogan under Schering-Plough's retirement plans which payments are disclosed under "Pension Plan Information" on page 28 as well as "Matters Regarding Certain Former Officers" on page 25.

OUR SECURITY POLICIES AND HOW WE VALUE THE USE OF CORPORATE AIRCRAFT

     During 2003, Schering-Plough owned and operated two aircraft and a helicopter (together, company-owned aircraft). Schering-Plough owns the company-owned aircraft for the purpose of facilitating business travel of senior executives in as safe conditions as possible and with the best use of their time.

     Generally, pilots who are salaried employees of Schering-Plough fly the company-owned aircraft, although on occasion temporary pilots are also used. Our CEO has been directed by the Board to use the company-owned aircraft for all travel. We believe this provides several business benefits to Schering-Plough. First, the policy is intended to ensure the personal safety of Mr. Hassan, who maintains a significant public role as the leader of Schering-Plough. Second, the policy is intended to ensure his availability and to maximize the time available for Schering-Plough business. Certain of the other named executives (and other key executives) use the company-owned aircraft for business travel, and on occasion for personal travel.

     In past proxy statements, Schering-Plough calculated the cost of the personal use of company-owned aircraft using the Standard Industrial Fare Level
(SIFL) tables found in the tax regulations. Earlier this year, Schering-Plough engaged a third party consultant to study the cost of travel by company-owned aircraft as part of its cost savings initiative. Schering-Plough reviewed the methodology developed by the consultant with another independent party, which advised Schering-Plough that the methodology is a reasonable method of calculating the incremental cost to Schering-Plough of the personal use of company-owned aircraft. The methodology calculates the incremental cost based on the average weighted cost of fuel, crew hotels and meals, on-board catering, trip-related maintenance, landing fees, trip-related hangar/parking costs and smaller variable costs. Since the company-owned aircraft are used primarily for business travel, the methodology excludes the fixed costs which do not change based on usage, such as pilots' salaries, the purchase costs of the company-owned aircraft and the cost of maintenance not related to trips.

     Schering-Plough used this newly developed methodology to calculate the incremental cost of personal use of the company-owned aircraft for 2003 and determined that it produces higher amounts than use of the SIFL calculation method. As a result, in the Summary Compensation Table, Schering-Plough also used this newly developed methodology to calculate the incremental cost of personal use of company-owned aircraft in 2002 and 2001. Schering-Plough included such disclosures in the "Other Annual Compensation" column in the Summary Compensation Table for 2002 and 2001 whenever use of the new methodology produced a total perquisite amount in excess of the disclosure threshold. Schering-Plough retained the third party to apply the methodology to calculate the personal use of company-owned aircraft for each named executive for 2003, 2002, and 2001.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Hassan's Agreement. In April 2003, Schering-Plough entered into an employment agreement with Mr. Hassan. His agreement provides for his employment as Chief Executive Officer of Schering-Plough through December 31, 2005. The terms of his employment automatically extend for additional successive one-year periods until December 31, 2010 unless Mr. Hassan or Schering-Plough elects to terminate the agreement at least 90 days prior to the end of any of his employment periods. Mr. Hassan's agreement also provides for a three year extension of his employment period in the event of a change of control. Under his agreement, Mr. Hassan will receive an annual base salary of at least $1,500,000. He will be eligible to receive annual cash incentive awards in accordance with Schering-Plough's cash bonus plans, as well as Schering-Plough's other executive benefit and incentive plans. Upon joining Schering-Plough, Mr. Hassan received 200,000 shares of restricted stock that vest on the third anniversary of his employment and an option to purchase 900,000 shares of Common Stock that vests as to 600,000 shares on the first anniversary of his employment and 150,000 shares on each of the second and third anniversaries of his employment. He may also receive future grants under Schering-Plough's stock incentive program consistent with other senior executives and competitive pay practices generally. His employment agreement also provides for his participation in all employee compensation plans and welfare benefit plans generally available to Schering-Plough's other senior executives. Mr. Hassan also will receive reimbursement of all reasonable business expenses, fringe benefits (including security services and the use of Schering-Plough's private transportation services), office and support staff and vacation benefits in accordance with Schering-Plough's plans, policies, and practices and in a manner comparable to other senior executives.

     Mr. Hassan's employment agreement also provides that if his employment is terminated by reason of his death or disability, he or his estate or his beneficiary will be entitled to receive a payment equal to (1) his base salary through the date of termination of his employment to the extent not paid; (2) any compensation previously deferred and due upon his termination of employment;
(3) any accrued vacation pay; and (4) any unreimbursed expenses. In addition, the option and restricted stock awards granted to Mr. Hassan upon his commencement of employment will fully vest upon his termination of employment due to death or disability. Upon termination of employment due to disability, Mr. Hassan and his family shall also continue to receive welfare benefits for three years after termination. Under his agreement, if Schering-Plough terminates Mr. Hassan's employment without cause, if he terminates employment for good reason, or if he resigns during the one-month "window" period one year after a change of control of Schering-Plough, Mr. Hassan will be entitled to receive (1) a cash payment equal to his base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon his termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect; (3) a severance payment equal to three times the sum of (a) his annual base salary, (b) his highest annual bonus paid in the three most recent fiscal years, and (c) the amount of the contribution by Schering-Plough on his behalf under Schering-Plough's qualified and nonqualified profit-sharing plans; (4) continued welfare benefits for at least three years following termination; (5) full vesting of the option and restricted stock awards granted to him at the time of his employment; and (6) a minimum benefit under Schering-Plough's supplemental executive retirement plan equal to 32% of Mr. Hassan's average final earnings calculated as if his employment continued through December 31, 2010 and without reduction for early payment. Mr. Hassan's agreement gives him the right to terminate for good reason and receive the benefits described in the immediately preceding sentence if Schering-Plough gives him notice of its election to terminate or otherwise not extend his employment at any time before December 31, 2010. The amount of Mr. Hassan's severance payment under his employment agreement will be either reduced by the amount due Mr. Hassan under any other severance program of Schering-Plough or paid in full in lieu of any such other severance payment. Mr. Hassan will also receive a gross-up payment to the extent any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Mr. Bertolini's Agreement. In November 2003, Schering-Plough entered into an employment agreement with Mr. Bertolini that provides for his employment as Executive Vice President and Chief Financial Officer of Schering-Plough. Under his agreement, Mr. Bertolini will receive an annual base salary of at least $775,000. Mr. Bertolini's annual incentive opportunity is targeted at 70% of his base salary, and he is entitled to receive a bonus guaranteed at target for 2004 unless his performance for 2004 is substantially inadequate. He will be eligible to receive annual cash incentive awards in accordance with Schering-Plough's cash bonus plans, as well as Schering-Plough's other executive benefit and incentive plans. Upon joining Schering-Plough, Mr. Bertolini received 65,000 shares of restricted stock that vest on the third anniversary of the grant date and an option to purchase 350,000 shares of Common Stock that vests in three equal annual installments beginning one year from the date of grant. He may also receive future grants under Schering-Plough's stock incentive program consistent with other senior executives and competitive pay practices generally. Mr. Bertolini also received a $100,000 commencement bonus and a payment of $266,521 representing certain tax liabilities that Mr. Bertolini incurred as a result of his leaving his prior employer to join Schering-Plough. His employment agreement also provides for his participation in all employee compensation plans and welfare benefit plans generally available to Schering-Plough's other senior executives. Mr. Bertolini will also receive reimbursement of all reasonable business expenses, fringe benefits (including security services and the use of Schering-Plough's private transportation services), office and support staff and vacation benefits in accordance with Schering-Plough's plans, policies, and practices and in a manner comparable to other senior executives.

     Upon commencing employment with Schering-Plough, Mr. Bertolini became a participant in Schering-Plough's Supplemental Executive Retirement Plan (SERP). His agreement provides that he will receive an additional 20 years of benefit service under the SERP that will vest upon his fifth anniversary of employment with Schering-Plough. Mr. Bertolini's SERP benefit will be offset by his retirement benefits from the qualified and non-qualified defined benefit retirement plans of Schering-Plough and of any and all of his former employers. In the event that Mr. Bertolini voluntarily terminates his employment after attaining age 50, Schering-Plough will provide him with a special retirement benefit equal to the difference between the estimated annual retirement benefit that he would have received at such age from his former employer reduced by his benefits under Schering-Plough's qualified and non-qualified defined benefit retirement plans, including his SERP benefit.

     If Schering-Plough terminates Mr. Bertolini's employment without cause or if he terminates employment for good reason, he will be entitled to receive a lump sum payment equal to three times his base salary and annual bonus calculated at target. The amount of his severance payment will be offset by the amount due Mr. Bertolini under any other severance program of Schering-Plough. In addition, his outstanding stock options and restricted stock awards will fully vest. Schering-Plough will also provide him with a fully vested unreduced SERP benefit (calculated including the 20 years of additional credited benefit service described in the preceding paragraph) payable at age 55 without reduction for early retirement (or, at Mr. Bertolini's election, payable earlier than age 55 with the application of actuarial assumptions). This fully vested unreduced SERP benefit is also provided upon his termination due to death or disability.

     If, following a change in control, Schering-Plough terminates Mr. Bertolini's employment without cause, or if he terminates employment for good reason, or if he resigns during the one month "window" period one year after a change in control of Schering-Plough, he will be entitled to receive (1) a cash payment equal to his base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon his termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect; (3) a severance payment equal to three times the sum of
(a) his annual base salary, (b) his highest annual bonus paid in the three most recent fiscal years, and (c) the amount of the highest contribution by Schering-Plough on his behalf under Schering-Plough's qualified and nonqualified profit-sharing plans made in the three years preceding his termination date; (4) a lump sum supplemental pension amount based on three years of deemed employment or to age 65, if sooner; (5) continued welfare benefits following termination for a period of at least three years; (6) full vesting of the option and restricted stock awards; (7) his SERP benefit calculated without application of any reduction factors if he is at least age 50 or, if his termination occurs prior to his reaching age 50, Mr. Bertolini will be entitled to a SERP benefit reduced for each year prior to this 50th birthday by the same annual reduction factors as are applicable under the SERP's pre-age 62 early retirement reduction schedule; and (8) if he is at least age 45 as of his termination date, he will be entitled to retiree medical coverage following the end of his other welfare benefit coverage provided by Schering-Plough. Mr. Bertolini will also receive a gross-up payment to the extent that any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Ms. Cox's Agreement. In May 2003, Schering-Plough entered into an employment agreement with Ms. Cox. Her agreement provides for her employment as Executive Vice President and President, Global Pharmaceuticals, through May 31, 2008. The terms of her employment automatically extend for additional successive one-year periods until October 1, 2022, unless either party to her agreement elects to terminate the agreement at least 90 days prior to the end of any of her employment periods. Ms. Cox's agreement also provides for a three-year extension of her employment period in the event of a change of control. Under her agreement, Ms. Cox will receive an annual base salary of at least $900,000. She will be eligible to receive annual cash incentive awards in accordance with Schering-Plough's cash bonus plans, as well as Schering-Plough's other executive benefit and incentive plans. Ms. Cox's agreement also provided her with a guaranteed minimum 2003 bonus equal to 80% of the base salary she received in 2003. Upon joining Schering-Plough, Ms. Cox received 100,000 shares of restricted stock that vests on the third anniversary of her employment agreement, and an option to purchase 450,000 shares of Common Stock with a grant date of May 14, 2003, that vest as to 150,000 shares on each of the first, second and third anniversaries of the grant date. She may also receive future grants under Schering-Plough's stock incentive program consistent with other senior executives and competitive pay practices generally. Her employment agreement also provides for her participation in all employee compensation plans and welfare benefit plans generally available to Schering-Plough's other senior executives. Ms. Cox will also receive reimbursement of all reasonable business expenses, fringe benefits (including security services and the use of Schering-Plough's private transportation services), office and support staff and vacation benefits in accordance with Schering-Plough's plans, policies, and practices and in a manner comparable to other senior executives.

     Ms. Cox's employment agreement also provides that if her employment is terminated by reason of her death or disability, she or her estate or her beneficiary will be entitled to receive a payment equal to (1) her base salary through the date of termination of her employment to the extent not paid; (2) any compensation previously deferred and due upon her termination of employment;
(3) any accrued vacation
pay; and (4) any unreimbursed expenses. In addition, the option and restricted stock awards granted to Ms. Cox upon her commencement of employment will fully vest upon her termination of employment due to death or disability. Upon termination of employment due to disability, Ms. Cox and her family shall also continue to receive welfare benefits for two years after termination. Under the agreement, if Schering-Plough terminates Ms. Cox's employment without cause, if she terminates employment for good reason, or if she resigns during the one-month "window" period one year after a change of control of Schering-Plough, Ms. Cox will be entitled to receive (1) a cash payment equal to her base salary through the date of termination of employment to the extent not paid, any compensation previously deferred and due upon her termination of employment, any accrued vacation pay, and any unreimbursed expenses; (2) a pro-rata bonus payment based upon the greater of the highest annual bonus paid in the three most recent fiscal years or the target annual bonus then in effect; (3) a severance payment equal to two times the sum of (a) her annual base salary, (b) her highest annual bonus paid in the three most recent fiscal years, and (c) the amount of the contribution by Schering-Plough on her behalf under Schering-Plough's qualified and nonqualified profit-sharing plans; (4) continued welfare benefits for at least two years following her termination; (5) full vesting of the option and restricted stock awards granted to Ms. Cox at the time of her employment; and (6) a minimum benefit under Schering-Plough's supplemental executive retirement plan equal to 26% of Ms. Cox's average final earnings calculated using average final earnings as defined in the supplemental executive retirement plan and modified by her employment agreement. Ms. Cox's agreement gives her the right to terminate for good reason and receive the benefits described in the immediately preceding sentence if Schering-Plough gives her notice of its election to terminate or otherwise not extend her employment at any time before October 1, 2022. Ms. Cox will also receive a gross-up payment to the extent that any payment would constitute an excess parachute payment under the Internal Revenue Code.

     Dr. Pickett and Messrs. Connors, Kohan and Zahn Agreements. Dr. Pickett and Messrs. Connors, Kohan and Zahn each are party to an agreement with Schering-Plough that triggers an employment period of three years or to age 65, if sooner, upon a Change of Control or upon a termination of employment by Schering-Plough in anticipation of a Change of Control (Mr. Wyszomierski had a similar agreement in place prior to the termination of his employment effective December 31, 2003). During the employment period, the agreement provides that the executive is entitled to receive an annual base salary at his highest rate during the twelve months prior to the Change of Control and an annual bonus equal to his highest bonus for the three years prior to the Change of Control. If his employment is terminated during the employment period (i) by Schering-Plough other than for cause or disability or (ii) by the executive for good reason or during a 30-day period following the first anniversary of the Change of Control or (iii) by Schering-Plough without cause in anticipation of a Change of Control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) the highest of his annual bonuses during the preceding year and the three years prior to the Change of Control plus (c) his highest profit-sharing award during the three years prior to termination. However, if the executive will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, each executive is also entitled to (i) a pro-rata bonus for the year of termination, (ii) a lump sum supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, (iii) continued coverage under Schering-Plough's welfare benefit plans for three years or to age 65, if sooner, (iv) retiree medical coverage if termination is at or after attainment of age 45, and (v) supplemental pension payments without reduction for early retirement if termination is at or after age 50. If any payment or distribution by Schering-Plough to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Schering-Plough will hold him harmless from the excise tax imposed.

     Schering-Plough entered into a supplement to the agreement with each of Messrs. Connors, Kohan, Zahn and Wyszomierski that has a term of January 1, 2002 through December 31, 2005 or until the change of control provisions of the agreement become applicable if sooner than December 31, 2005. In each supplement, the executive agrees that he may not engage in any activity competitive with Schering-Plough during his employment and for a period of two
(2) years after such executive leaves

Schering-Plough, if he leaves during the term of the supplement because of a termination by Schering-Plough for cause or a termination by him without good reason. Under the supplements, if either Mr. Kohan or Mr. Zahn is terminated during the term of the supplement by Schering-Plough without cause or by him for good reason, he will be generally entitled to receive (a) any accrued but unpaid compensation, any deferred compensation and a pro-rated annual bonus payment,
(b) a lump sum equal to three times (I) his annual base salary and (II) the highest of both his annual bonus and profit-sharing awards for the three preceding years, and (c) a supplemental pension payment without reduction for early retirement. Mr. Connors' supplement was amended as of December 16, 2003 and provides that if at any time during the term of the supplement he is terminated without cause or terminates his own employment for good reason, he will be generally entitled to receive (a) any accrued but unpaid compensation, any deferred compensation and a pro-rated annual bonus payment, (b) a lump sum equal to three times (I) his annual base salary, (II) the higher of (x) his highest annual bonus for the three preceding years and (y) his annual bonus for the year 2000, and (III) his highest profit-sharing award for the three preceding years, and (c) a supplemental pension payment without reduction for early retirement.

     On March 4, 2004 Mr. Connors and Schering-Plough announced that he has chosen to leave Schering-Plough upon the appointment of his successor. Mr. Connors will retain his position until then and will assist Schering-Plough during the transition. Under his agreement, as supplemented and amended, upon his departure Mr. Connors will receive the benefits described above.

     Schering-Plough entered into a letter agreement with Mr. Zahn in July of 2003 pursuant to which it was determined that Mr. Zahn would no longer serve as President of Schering Labs. In accordance with the letter agreement, Mr. Zahn was placed on a paid leave of absence for up to a 12-month period at his then current base rate of pay during which period he would remain available to work on projects and assignments assigned to him by Schering-Plough. Notwithstanding this agreement, Mr. Zahn remains eligible for the severance benefits described above in the event he experiences a qualifying termination. Schering-Plough paid Mr. Zahn's legal expenses incurred in connection with his employment agreement in the amount of $12,637.95.

     Under Schering-Plough's Stock Incentive Plans, stock awards and stock options granted to the named Executive Officers (and other participants in the Plans) may vest and be cashed out upon a Change of Control.

MATTERS REGARDING CERTAIN FORMER OFFICERS

     Mr. Wyszomierski's Agreement. Mr. Wyszomierski received the cash severance benefits to which he was entitled under the supplement to his agreement consisting of a lump sum equal to three times (I) his annual base salary and
(II) the highest of both his annual bonus and profit-sharing awards for the three preceding years. His agreement also provides for his supplemental pension payment without reduction for early retirement. In 2004, Schering-Plough will pay Mr. Wyszomierski $5,119,373 representing that supplemental pension obligation. In resolution of claims relating to his agreement, Schering-Plough will pay Mr. Wyszomierski a lump sum of $400,000 and will provide him with continued coverage under Schering-Plough's welfare benefit plans for a period of two years following his termination. In accordance with his agreement, Schering-Plough also paid Mr. Wyszomierski's legal expenses incurred in 2003 relating to claims under his agreement in the amount of $16,888.86.

     Mr. Kogan's Agreement. Pursuant to the Retirement Agreement entered into with Schering-Plough on November 13, 2002, Mr. Kogan agreed to retire from his employment with Schering-Plough and his position as a member of the Board at the 2003 Annual Meeting or, if sooner, upon the appointment of his successor. On April 20, 2003, Schering-Plough announced Mr. Kogan's retirement from his position as Chief Executive Officer and President of Schering-Plough. Mr. Kogan previously resigned from his position as the Chairman of the Board of Directors on November 13, 2002. Mr. Kogan's Retirement Agreement was based on the provisions of an employment agreement first entered into in 1989 and amended six times. Under the Retirement Agreement, Mr. Kogan received his base salary at the annual rate of $1,430,000 (the prorated amount, $433,583 is included in the Summary Compensation Table in the

Salary Column) and the other compensation and benefits provided for in the employment agreement through his actual retirement, except that he did not receive any further bonuses, stock option grants or other incentive compensation.

     Pursuant to the Retirement Agreement, Mr. Kogan received the severance and retirement benefits to which he was entitled under his then current employment agreement with Schering-Plough. The severance benefits consist of: (1) a payment based upon his highest annual bonus for 1999, 2000 and 2001, pro-rated through November 13, 2002; (2) a lump sum equal to three times (a) his annual base salary and (b) the highest of his annual bonuses and profit-sharing awards for 1999, 2000 and 2001; (3) three years' continued coverage under Schering-Plough's welfare benefit plans; and (4) a lump sum supplemental pension amount based on three additional years of deemed employment. The amounts paid in connection with the items described in clauses (1), (2) and (3) of the prior sentence are included in the "All Other Compensation" column. Certain amounts that were known to be accrued or payable under the Retirement Agreement at the date of the proxy statement for the 2003 annual meeting of shareholders were disclosed in that proxy statement in the "All Other Compensation" column for 2002. Such amounts are again disclosed in the "All Other Compensation" column for 2002 in this proxy statement. Amounts paid in 2003 for those items are disclosed in the "All Other Compensation" column for 2003 in this proxy statement but are offset by amounts included for 2002 because they were accrued or known to be payable. The supplemental pension amount described in clause (4) above is disclosed under "Pension Plan Information" on page 28. The retirement benefits consist of: (i) cash retirement benefits having a total value on an actuarial basis equal to 55% of his final average annual compensation per year, with a survivor benefit to his wife equal to 45% of his final average annual compensation per year; (ii) vesting of his unvested stock options; and (iii) an office and certain executive-level support services, including secretarial, transportation and security services.

     In exchange for the benefits under the Retirement Agreement, Mr. Kogan agreed to cooperate in any pending or future governmental or regulatory investigation or proceeding, and to provide consulting services to Schering-Plough after his retirement, and give Schering-Plough a general release.

STOCK OPTION INFORMATION

     The following tables provide information with respect to stock options granted to or exercised by the named Executive Officers during Fiscal 2003 and the fiscal year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                    ----------------------------------------------------
                                    NUMBER OF
                                    SECURITIES     % OF TOTAL
                                    UNDERLYING   OPTIONS GRANTED
                                     OPTIONS     TO EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                                GRANTED(A)     FISCAL YEAR      PRICE        DATE      PRESENT VALUE(B)
----                                ----------   ---------------   --------   ----------   ----------------
Fred Hassan.......................   900,000          3.84%         $17.43     4/19/13        $5,996,250
Joseph C. Connors.................   246,100          1.05           17.85     2/23/13         1,679,165
Carrie S. Cox.....................   450,000          1.92           18.50     5/13/13         3,182,175
Raul E. Kohan.....................    59,100           .25           17.85     2/23/13           403,245
Cecil B. Pickett..................   253,000          1.08           17.85     2/23/13         1,726,244
Richard W. Zahn...................   144,300           .62           17.85     2/23/13           984,573
Jack L. Wyszomierski..............   246,100          1.05           17.85     3/31/04         1,679,165
Richard Jay Kogan.................         0             0              --          --                --

---------------

(a) Under the terms of Mr. Hassan's employment agreement, the option granted to him during 2003 vests as to 600,000 shares on the first anniversary of the grant date (the grant date was April 20, 2003) and 150,000 shares on each of the second and third anniversaries of such date. Option grants for the other named Executive Officers who received grants in 2003 are either exercisable in full one year after the date of grant on February 24, 2004, or in installments of 33 1/3% per year on each of the first through third anniversaries of the grant date, except that transferable options which were transferred became exercisable immediately upon transfer. The exercise price of the options is the fair market value of the Common Shares on the date of grant. Options have a term of 10 years, and after the occurrence of a Change of Control, they become exercisable and may be cashed out for a period of 60 days. If an optionee's employment is involuntarily terminated after a change of control, any then-outstanding options that he or she held at the time of the change of control will remain exercisable for their full remaining term, notwithstanding the termination. The options granted during 2003 to Messrs. Hassan, Connors and Wyszomierski are transferable in accordance with the terms of the plan. Messrs. Connors and Wyszomierski transferred their options granted in 2003 during 2003.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Exchange Act, and are not intended to forecast possible future appreciation, if any, of Schering-Plough's stock price. The grant date present value for the options expiring on February 24, 2013 is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended January 31, 2002 (2.01%); volatility of the Common Shares based on monthly total returns for the three years ended January 31, 2002 (33.64%); an annualized risk-free interest rate of 4.13%; and an option term of 10 years. If the named Executive Officers should realize the grant date values shown in the table for the options expiring on February 24, 2013, the equivalent value of the appreciation of all Common Shares of Schering-Plough outstanding on the grant date of those options would be approximately $10 billion, of which the value of the named Executive Officers' options would be 0.15%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options. This valuation model does not necessarily represent the fair market value of individual options. At the expiration date, the options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date. Upon his termination of employment on December 31, 2003, Mr. Wyszomierski's transferred 2003 options can be exercised through March 31, 2004, in accordance with the 2002 Stock Incentive Plan. The valuation calculation, however, assumes full-term value, which cannot actually occur in Mr. Wyszomierski's case.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                            SHARES                    OPTIONS AT FY-END(A)         OPTIONS AT FY-END(A)(B)
                          ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                       EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   -----------   -------------   -----------   -------------
Fred Hassan.............        -0-     $    -0-          -0-       900,000       $    -0-       $    -0-
Joseph C. Connors.......     26,440      227,299    1,185,227       233,333        933,718        154,650
Carrie S. Cox...........        -0-          -0-          -0-       450,000            -0-            -0-
Raul E. Kohan...........        -0-          -0-      388,214       275,766        859,795        179,348
Cecil B. Pickett........    110,000      856,141      413,734       439,666         46,800         31,200
Richard W. Zahn.........        -0-          -0-      639,867       445,633        855,595        426,918
Jack L. Wyszomierski....        -0-          -0-      993,967           -0-        463,950            -0-
Richard Jay Kogan.......        -0-          -0-    1,546,000           -0-            -0-            -0-

---------------

(a) Table includes stock options which were transferred in accordance with the terms of Schering-Plough's Stock Incentive Plans. After transfer, certain of these stock options were no longer beneficially owned (Mr. Kogan 347,000; Mr. Connors 246,100; Mr. Wyszomierski 246,100).

(b) Based on the difference between the closing price of Common Shares on the New York Stock Exchange on December 31, 2003 of $17.39 and the exercise price of the option.

PENSION PLAN INFORMATION

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

                                                          YEARS OF SERVICE
                                   --------------------------------------------------------------
REMUNERATION                           15           20           25           30           35
------------                       ----------   ----------   ----------   ----------   ----------
$ 200,000........................  $   70,000   $   80,000   $   90,000   $  100,000   $  110,000
   400,000.......................     140,000      160,000      180,000      200,000      220,000
   600,000.......................     210,000      240,000      270,000      300,000      330,000
   800,000.......................     280,000      320,000      360,000      400,000      440,000
 1,000,000.......................     350,000      400,000      450,000      500,000      550,000
 1,200,000.......................     420,000      480,000      540,000      600,000      660,000
 1,400,000.......................     490,000      560,000      630,000      700,000      770,000
 1,600,000.......................     560,000      640,000      720,000      800,000      880,000
 1,800,000.......................     630,000      720,000      810,000      900,000      990,000
 2,000,000.......................     700,000      800,000      900,000    1,000,000    1,100,000
 2,200,000.......................     770,000      880,000      990,000    1,100,000    1,210,000
 2,400,000.......................     840,000      960,000    1,080,000    1,200,000    1,320,000
 2,600,000.......................     910,000    1,040,000    1,170,000    1,300,000    1,430,000
 2,800,000.......................     980,000    1,120,000    1,260,000    1,400,000    1,540,000
 3,000,000.......................   1,050,000    1,200,000    1,350,000    1,500,000    1,650,000
 3,200,000.......................   1,120,000    1,280,000    1,440,000    1,600,000    1,760,000
 3,400,000.......................   1,190,000    1,360,000    1,530,000    1,700,000    1,870,000
 3,600,000.......................   1,260,000    1,440,000    1,620,000    1,800,000    1,980,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Retirement benefits under Schering-Plough's nonqualified plans are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Covered compensation consists of salary and bonus which, for the named Executive Officers, is shown in the Summary Compensation Table on page 18. Benefits are calculated with reference to the highest average annual compensation (salary and bonus) for any period of 60 consecutive months during the last 120 months prior to retirement. The credited years of service (Executives who joined Schering-Plough in 2003 have been rounded up to 1 year of service) as of December 31, 2003 are: Mr. Hassan (1 year), Mr. Bertolini (1 year), Mr. Connors (26 years), Ms. Cox (1 year), Mr. Kohan (18 years), Dr. Pickett (10 years), Mr. Zahn (11 years), Mr. Wyszomierski (20 years), and Mr. Kogan (21 years).

     As described in detail on page 22, Mr. Bertolini is entitled to an additional 20 years of benefit service under Schering-Plough's supplemental executive retirement plan that will vest upon his fifth anniversary of employment with Schering-Plough. Mr. Bertolini's supplemental pension benefit will be offset by his retirement benefits from the qualified and non-qualified defined benefit pension plans of Schering-Plough and of any and all of his former employers. Employment terms that may impact Mr. Bertolini's pension benefits are described in detail on page 22 under "Mr. Bertolini's Agreement."

     As noted under "Matters Regarding Certain Former Officers" on page 25, Mr. Kogan's Retirement Agreement provided that at the time of his retirement, he would receive cash retirement benefits having a total value on an actuarial basis equal to a life annuity of 55% of his final average annual compensation per year, with a survivor benefit to his wife equal to 45% of his final average annual compensation per year. During 2003, Mr. Kogan was paid $27,256,617 representing the portion of this benefit payable under Schering-Plough's nonqualified arrangements. In addition to the lump sum amount, the amount of monthly benefit that Mr. Kogan is receiving from the qualified pension plan is $3,856.43.

     Please see "Matters Regarding Certain Former Officers" on page 25 regarding the supplemental pension amount payable to Mr. Wyszomierski following his employment termination.

     Descriptions of how employment terms may impact the named Executive Officers' pension benefits are provided on page 21 under "Employment and Change of Control Arrangements."

COMPENSATION COMMITTEE REPORT

     Within two days of his election as Chief Executive Officer, Mr. Hassan spoke at Schering-Plough's 2003 Annual Meeting of Shareholders and introduced an Action Agenda to create a foundation on which to build growth. He completed a 100 day, 360 degree review of the Company requested by the Board of Directors in August 2003 and recommended that in view of the serious situation facing Schering-Plough, all 2003 bonuses should be waived and routine merit increases should be frozen through 2004. The Committee and the Board accepted Mr. Hassan's recommendation and this was announced in August 2003.

  2004 Total Compensation Philosophy

     As part of his 100-day review, Mr. Hassan also proposed that Schering-Plough implement a "fix and build" initiative to inculcate a performance-driven culture throughout the Company. During the months leading up to the date of this Committee report, Mr. Hassan has made a number of important management and strategic changes, with oversight and approval of the Board. Among the changes approved by this Committee with the advice of the full Board was the creation of a total compensation program for the Chief Executive Officer and other key executives that will drive business performance and transformational change at Schering-Plough. The program is designed to foster productive behaviors aligned with Schering-Plough's Action Agenda, consistent with the Company's commitment to business integrity.

     Effective in 2004, Schering-Plough has implemented a new total compensation philosophy. This new philosophy is based on guiding principles against which Schering-Plough's compensation and benefits programs will be measured. The objectives are to (1) maximize shareholder value over time, (2) reward above average execution by providing opportunities for above average rewards, (3) reward efforts that create shareholder value, and (4) encourage excellence by building an ownership mentality throughout Schering-Plough.

     For 2004, the changes include a restructured short and long-term pay philosophy and pay mix for members of Schering-Plough's Operations Management Team, which is made up of the top 35 or so key executives responsible for driving Schering-Plough's business and other key executives. In addition, Schering-Plough has adopted a new annual cash bonus plan, the Operations Management Team Incentive Plan, applicable to members of the Operations Management Team. This new bonus program is designed to reward key executives upon the achievement of sales growth and earnings per share targets as well as exceptional individual performance. New cash-based and performance share-based long-term incentive plans have also been implemented for 2004 to motivate Schering-Plough's key leaders. These plans will have three-year or five-year performance periods, followed by two-year retention periods for full vesting. The objectives of the plans are shareholder wealth creation, long-term operational excellence, growth in earnings per share and retention of high-performing employees. The long-term nature of these incentives is intended to directly align senior managers with the interests of investors in Schering-Plough.

     Under Schering-Plough's new pay philosophy, base salaries, annual incentives, long-term incentives, benefits and total compensation for Executive Officers and other key employees will be targeted at the median of the peer group, but for high-potential, high-performing individuals with critical skills and abilities, long-term incentives and total compensation targets may be set at or above the 75th percentile of the market. Also for 2004, Schering-Plough eliminated future contributions to Schering-Plough's Profit Sharing Plan while implementing a 401(k) match program. No contributions were made to the Profit Sharing Plan for 2003 because Schering-Plough did not achieve the minimum level of profit necessary for any payout.

     Another important change is the Committee's adoption of share ownership guidelines applicable to the Chief Executive Officer, Executive Officers and other key employees at Schering-Plough. Under the new share ownership guidelines, executives and other key employees are encouraged to acquire and maintain share holdings in Schering-Plough's stock in amounts expressed as a multiple of base salary. The guidelines provide for a five-year window period within which the share ownership is to be achieved and subjects the Chief Executive Officer, Executive Officers and other key employees to future reductions in stock option grants following the five-year window for periods within which the share ownership is not achieved. These guidelines establish a clear link between executive ownership, long-term strategic thinking and compensation programs that are tied to corporate performance and the interests of the shareholders.

  2003 Principles and Program

     Schering-Plough's executive compensation program for 2003 was designed to serve the Company's broader strategic goals of profitable growth and the creation of long-term shareholder value. The program was fundamentally a pay-for-performance program designed to:

     - ensure Schering-Plough's ability to attract and retain superior executives;

     - strongly align the interests of Schering-Plough's executives with those of its shareholders; and

     - provide a compensation package that balances individual contributions and overall business results.

     The Compensation Committee, which changed its name from the Executive Compensation and Organization Committee in 2003, is responsible for setting Schering-Plough's executive compensation policy. The Committee consists of five Directors who are not employees of Schering-Plough and are not eligible to participate in Schering-Plough's executive compensation programs.

     The Committee selects and when it deems appropriate is advised by an independent executive compensation consultant. The Committee also annually ratifies Schering-Plough's selection of an independent compensation consultant, which works with Schering-Plough's Global Human Resources professionals and also provides information to the Committee.

     In determining executive compensation for 2003, the Committee evaluated both the total compensation package and its individual elements. As part of its review, the Committee considered compensation data for companies that represent direct competitors for executive talent. The data includes information on those drug and health care companies within the peer index used in the performance graph (page 35) in the proxy statement (the "Peer Group") and other pharmaceutical and consumer products companies, including some for which public information is not available. The Committee did not implement a revision to the comparator group for 2003. Instead, as in 2002, the competitive compensation analysis considered data of similar global companies with headquarters in the United States.

  Total Compensation

     For 2003, an executive's total compensation consisted of four elements: base salary, an annual incentive bonus opportunity, long-term stock-based compensation (stock options and restricted stock awards) and employee benefits.

  Base Salary

     The Committee assessed a number of factors in fixing the salary of the Executive Officers (including those Executive Officers named in the proxy statement). Those factors typically included: the responsibility of the individual's position, the individual's performance, Schering-Plough's overall financial performance, certain non-financial indicators of corporate performance, and the business climate. In the case of Executive Officers with responsibility for a particular business unit, the Committee also considered that unit's financial results. For particular executives, non-financial indicators may have included, among other things, strategic developments for which an Executive Officer has responsibility (such as acquisitions or product approvals or development), managerial performance (such as succession planning, resource allocation and social responsibility) and compliance with Schering-Plough's policies and procedures. The evaluation of an executive's non-financial indicators is reflected in the executive's performance rating.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other Executive Officers and evaluates compensation levels against levels at the competitor companies. The Committee's independent compensation consultant confirms that salary levels are within the range of those offered by the competitor companies. To ensure that the compensation policy for Executive Officers is consistent with overall Schering-Plough results and executive compensation strategies, in 2003 the Committee reviewed the compensation awarded to approximately 90 of Schering-Plough's most highly compensated executives.

     Through 2003, the Committee targeted salaries of Schering-Plough's Executive Officers to the median of the salary levels at the competitor companies. In fixing the salaries of the Executive Officers for 2003, the Committee considered Schering-Plough's overall financial performance in 2002 and the non-financial indicators reflected in individual performance ratings also in 2002, although no particular weighting was assigned to any specific aspect of corporate performance.

  Annual Incentive Bonus

     The Executive Incentive Plan, Schering-Plough's bonus plan in effect for 2003, allows the Committee to interpret and administer the Plan, and make annual cash awards to the Executive Officers, based on certain financial and non-financial indicators of corporate performance.

     In 1999, the shareholders approved the executive incentive bonus program, including performance goals, for certain senior Executive Officers, including the Chief Executive Officer and the other Executive Officers named in the proxy statement. Under this program, the amount of cash incentive bonuses that the Committee may award under the Executive Incentive Plan to these Executive Officers for any year is determined by a formula established by the Committee, which may incorporate any one or more of the following performance goals: pre-tax earnings, earnings per share or return on equity. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined under the program formula. However, the Committee may not increase the amount of any incentive bonus award above the amount determined under the program formula. In no event may an incentive bonus award for any year to any covered Executive Officer exceed the maximum award specified in the program.

     For 2003, the Committee fixed specified percentages of base salary as target incentive bonus awards for the covered Executive Officers. The Committee removed return on equity as a performance goal component for 2003, and assigned pre-tax earnings an 80% weighting and earnings per share a 20% weighting. The performance goal for pre-tax earnings for 2003 was Schering-Plough's income before income taxes in Schering-Plough's 2003 operating plan as approved by the Committee. The performance goal for earnings per share for 2003 was the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for the corresponding fiscal year. Actual earnings per share and pre-tax earnings were based upon amounts reported in Schering-Plough's financial statements in its Annual Report to Shareholders, as adjusted for special items identified by the Committee and certified by Schering-Plough's independent auditors.

     In 2003, Schering-Plough did not fully meet the performance goals set forth in the pre-established formula set by the Committee for Mr. Connors, Mr. Kohan, Dr. Pickett, Mr. Zahn and Mr. Wyszomierski to receive incentive bonus awards. Accordingly, those Executive Officers were not paid incentive bonuses in respect of 2003. The lack of bonuses for 2003 for those executives reflects the Committee's goal of aligning the interests of Schering-Plough's executives with those of its shareholders. In addition, in light of the serious situation facing Schering-Plough, Mr. Hassan waived his bonus for 2003, which was targeted at between 125% and 200% of his base salary, even though he satisfied the personal performance goals set by the Board for receiving the bonus. Ms. Cox will receive a lump sum payout in 2004 in lieu of a performance-based bonus for 2003 in accordance with her employment agreement. Mr. Kogan did not receive a bonus.

     The amount of cash awards to other corporate Executive Officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate performance. The Committee awards bonuses to these Officers based principally on the same performance goals used in the executive incentive bonus program, with the 2003 pre-tax earnings goal assigned a weighting of 80%, and the earnings per share goal assigned a 20% weighting, but with 25% of the award based on personal performance. These executives, like the named Executive Officers, did not receive any portion of their incentive bonus awards since Schering-Plough did not meet the pre-established performance goals under the incentive bonus program, and the Committee exercised negative discretion in reducing to zero any payout based solely on individual performance. Again, this was done to align the interests of Schering-Plough's executives with those of its shareholders.

  Stock-Based Compensation

     Under the 2002 Stock Incentive Plan which has been approved by shareholders, the Committee may grant stock options and restricted stock awards to Executive Officers and other key employees. The Committee believes that Schering-Plough's long-term stock-based compensation aligns the interest of Executive Officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately. This is particularly true in the case of the restricted stock awards, because they are distributed over a five-year period. Also, the five-year distribution period for the restricted stock awards and the minimum three-year period before vesting begins for retention stock options granted to certain Executive Officers and key employees in 2000 serve as an inducement for the Officers and key employees to remain with Schering-Plough.

     For 2003, the Committee set fixed guidelines for the size of regular annual stock option grants and restricted stock awards for each executive grade level within Schering-Plough, other than the grade level of the Chief Executive Officer, based on the stock-based compensation levels at the competitor companies. Under the guidelines, the Committee grants stock options and restricted stock awards to each Executive Officer in specified amounts based on the Officer's executive grade level and individual performance rating. In determining regular annual awards of stock-based compensation, in 2003 the Committee focused on competitive trend data and targeted such awards to fall at the median levels at the competitor companies. Schering-Plough will follow a similar program for 2004. Average awards of regular annual stock-based compensation to the Executive Officers subject to fixed share guidelines fell below the target range in 2001, 2002, and 2003.

     Based on Schering-Plough's new Total Compensation Philosophy for 2004, stock options and stock awards will generally be granted based on the value necessary to bring total compensation to the market median. However, total compensation for high performing, high potential Executive Officers may be targeted above the market median.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by Schering-Plough's compensation consultant using the Black-Scholes methodology as the basis for valuation. Stock options are awarded with an exercise price equal to the market price at the time of grant. For 2003, the Committee granted all annual options subject in part to a three-year vesting schedule with the remainder scheduled to vest in full after one year. These options generally have a term of ten years. Retention options generally become exercisable in three equal annual installments beginning on the third anniversary of the grant date and generally have a term of ten years. The actual value of any options granted will depend entirely on the extent to which Schering-Plough's Common Shares have appreciated in value at the time the options are exercised. Schering-Plough has not repriced outstanding stock options in the past, and the Committee included a prohibition against repricing outstanding stock options without shareholder approval in the 2002 Stock Incentive Plan. In addition, Schering-Plough has adopted a formal policy against option repricing without shareholder approval within its Corporate Governance Guidelines that were approved by the Board of Directors earlier this year.

     Commitment for 2005 Regarding Indexed Options -- Schering-Plough believes traditional stock options are an important component of a competitive pay package necessary to attract and retain top executive talent.

     The Committee believes that traditional stock options have a performance component, since the options have no value unless the stock price rises. We note that pursuant to the terms of our plans, all stock options have an exercise price equal to the fair market value at the grant date. However, we also understand that certain of our institutional investors favor stock options with special performance provisions.

     As a result, we have committed that starting in 2005, twenty percent of the stock options granted to senior executives will be subject to a performance-based vesting index (Indexed Options). Once the Indexed Options are added in 2005, without regard to traditional options, the average percent of total compensation that is specifically performance-based for senior executives increases to 64%. The Committee particularly appreciates dialogue and information provided to Donald L. Miller, Chairman of the Committee, in personal meetings with Amalgamated Bank LongView Collective Investment Fund regarding performance-based options and CalPERS regarding executive compensation metrics, and has committed to continued dialogue.

     RESTRICTED STOCK AWARDS -- Under the 2002 Stock Incentive Plan, the Committee may establish performance goals based on one or more of the following: earnings per share, return on equity, pre-tax earnings, operating profit and cash flow. Under the current restricted stock award program, the Committee designates performance goals for senior Executive Officers. If none of the performance goals is fully met, then the vesting of a covered executive's restricted stock award is based on the average of the degree to which the performance goals are achieved. The awards are assigned a dollar value based on the share price at the time the award is made. Vested award shares are distributable ratably over five years, or, if sooner, upon retirement. Cash equivalent to the amount of all dividends paid on the Common Shares is paid on all shares of restricted stock before they are distributed or forfeited.

     The Committee has certified that neither of the two performance goals (based on pre-tax earnings and earnings per share) established for 2003 was fully satisfied for 2003. As a result, the following number of shares, representing only approximately 24.1% of the restricted stock awards with a 2003 performance period that had been granted to the following executives, vested:
Dr. Pickett, 16,640 shares out of a total of 69,000 shares; Mr. Connors, 10,660 shares out of a total of 44,200 shares; and Mr. Zahn, 4,245 out of a total of 17,600 shares. Upon the termination of his employment effective December 31, 2003, Mr. Wyszomierski forfeited the 10,660 shares of restricted stock that would have become distributable to him. The shares included in the initial grant which did not vest were forfeited. The Committee believes that this significant reduction in the restricted stock awards for the named Executive Officers in accordance with the performance goals was appropriate in light of Schering-Plough's results in 2003, and reflects the Committee's goal of aligning the interests of Schering-Plough's executives with those of its shareholders. Neither Mr. Hassan nor Ms. Cox, both of whom began employment with Schering-Plough in 2003, had any restricted shares subject to vesting in 2003. Mr. Kogan was not granted any cash or equity-based incentive compensation in 2003.

     The vesting of restricted stock awards for Schering-Plough's executives who are not covered by the restricted stock award program is not subject to a performance condition. The restricted shares granted to Mr. Kohan during 2003 were not subject to performance criteria since he was not yet an Executive Officer when they were granted. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years, or, if sooner, upon retirement at the Committee's discretion.

     EMPLOYEE BENEFITS -- Employee benefits offered to key executives are designed to be competitive and to provide a "safety-net" of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with Schering-Plough.

  Compensation of the Chief Executive Officer for 2003

     In setting Mr. Hassan's base salary for 2003, the Committee evaluated the same factors which it considers in establishing the salary levels of the Executive Officers generally, as well as the limitations of Section 162(m) of the Internal Revenue Code relating to deductibility of certain executive compensation. In addition, the Committee considered the status of Mr. Hassan as Schering-Plough's most senior Officer, a review of the compensation for chief executive officers of comparator groups, and the important role he has in achieving overall corporate goals. Mr. Hassan did not receive separate compensation for serving as Chairman of the Board.

     The Committee set Mr. Hassan's base salary of $1,500,000 for 2003. He also had the opportunity to earn a bonus for 2003 targeted at 125% of his base salary with an opportunity of up to 200% of his base salary. Although he satisfied the personal performance goals set by the Board necessary to receive a bonus for 2003, in light of the serious situation facing Schering-Plough, he waived that bonus. In 2003, the Committee granted Mr. Hassan a stock option to purchase 900,000 shares and a restricted stock award for 200,000 shares. Under Mr. Hassan's Employment Agreement, the restricted stock award will vest in full on the third anniversary of the grant date, and the stock option will vest as follows: 600,000 shares on the first anniversary of the grant date, and an additional 150,000 shares on each of the second and third anniversaries of the grant date.

     In granting stock options and restricted stock awards to Mr. Hassan, the Committee did not set a fixed guideline, but took into consideration his total compensation package, competitive compensation data, the long-term nature of stock options and restricted stock awards, overall corporate financial outlook, and his role in attaining those results. No particular weighting was assigned to any factor.

     The Board will evaluate the performance of Schering-Plough's Chief Executive Officer at least annually based upon both Schering-Plough's financial performance and the extent to which the strategic and business goals established for Schering-Plough are met.

     For 2003, the Committee determined that no compensation would be payable to Mr. Kogan other than as required by his Retirement Agreement, as described on page 25 under "Matters Regarding Certain Former Officers".

  Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer or any of the four other most highly compensated Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has structured the annual incentive bonus, deferred compensation and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under Section 162(m). The Committee also recognizes that unanticipated future events, such as a change of control of Schering-Plough or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interests of Schering-Plough.

                                          COMPENSATION COMMITTEE

                                             Donald L. Miller, Chairman
                                             Hans W. Becherer
                                             Richard de J. Osborne
                                             Patricia F. Russo
                                             Arthur F. Weinbach

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 2003

                                    [GRAPH]

--------------------------------------------------------------------------------
 Schering-Plough
   Corporation           100        77       105        67       43        35
 Composite Peer
   Group                 100        89       126       110       88        95
 S&P 500 Index           100       121       110        97       76        97

The graph above assumes a $100 investment on December 31, 1998, and reinvestment of all dividends, in each of Schering-Plough's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies:
Abbott Laboratories, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc. and Wyeth. The composite peer group also includes Warner Lambert Company up to the time of its merger with Pfizer in 2000 and Pharmacia Corporation up to the time of its acquisition by Pfizer in 2003.

       PROPOSAL TWO: RATIFICATION OF DESIGNATION OF INDEPENDENT AUDITORS

     The Audit Committee selected Deloitte & Touche LLP (Deloitte) to audit Schering-Plough's books and accounts for the year ending December 31, 2004, and will offer a resolution at the meeting for shareholders to ratify the designation. Deloitte has been the principal auditor of Schering-Plough since Schering-Plough was formed in 1970.

     Representatives of Deloitte will be present at the meeting to respond to appropriate questions. They will have an opportunity, if they desire, to make a statement at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE DESIGNATION OF DELOITTE.

INFORMATION ABOUT FEES BILLED BY DELOITTE

     Aggregate fees billed to Schering-Plough for 2003 and 2002 by Deloitte and its affiliates are as follows:

                                                             2003         2002
                                                          ----------   ----------
                            Audit Fees(1)...............  $4,743,000   $3,722,000
                            Audit-Related Fees(2).......  $  457,500   $  610,000
                            Tax Fees(3).................  $  751,000   $  803,000
                            All Other Fees..............  $      -0-   $      -0-

---------------
(1) Includes fees for professional services rendered for the audit of Schering-Plough's annual financial statements, review of financial statements included in Schering-Plough's 10-Qs and services that are normally provided by the independent accountant in connection with statutory and regulatory filings and engagements.

(2) Includes assurance and related services that are reasonably related to the performance of the audit of the annual financial statements and the review of the financial statements in the 10-Qs such as audits of employee benefits plans, consultation on accounting and compliance matters, audits under commercial contracts and requested audits of subsidiaries.

(3) Tax compliance services (preparation of returns for income tax, sales tax, VAT tax and other similar taxes; employment and payroll-related tax returns; routine tax advice related to such tax returns and tax audits related to such matters) for non-U.S. subsidiaries. In situations where the tax return in question has not yet been completed because it is not yet due, the work relates to the 2003 tax year and the related fees have been pre-approved but will not be billed until the tax return is completed.

     During 2003 and to date in 2004, the Audit Committee pre-approved all services provided by Deloitte or its affiliates and the related fees. The pre-approval process will continue to be followed in the future and includes the following steps:

     - For each pre-approval, the independent auditors, Schering-Plough management and Schering-Plough counsel all confirm that the proposed services are not prohibited services.

     - In pre-approving services and related fees, the Committee determines that neither the nature of the services nor the related fees would impair the independence of Deloitte.

     - The Committee receives written reports at least quarterly listing (1) the services, broken down by project and classified into categories of audit, audit-related, tax and other non-audit, and (2) the related fees provided by Deloitte in the current year through the end of the most recently completed month, and the type services and related fees previously pre-approved but not yet completed.

     - The Committee has determined it will not consider for pre-approval any fees for general tax planning or tax strategy services.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of four independent Directors, as independence is defined in the New York Stock Exchange listing standards, the more restrictive Schering-Plough Board Independence Standard and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written Charter adopted by the Board, which is attached to this proxy statement as Exhibit A. The Board has determined that the Committee Chairman, Arthur F. Weinbach, meets the SEC requirements for, and has designated him as, the Audit Committee Financial Expert.

     The Committee's name was changed from "Finance and Audit Review Committee" to "Audit Committee." A portion of its prior duties were transferred to the Finance Committee, which was formed in January 2004 to assist the Board with oversight of strategic financial matters. The decision by the Board to form the Finance Committee allows (1) the Audit Committee to focus on the additional financial reporting and disclosure regulations issued during late 2002 and 2003, and (2) the Finance Committee to focus solely on strategic financial issues, which are of critical importance to Schering-Plough's Action Agenda to turn around the business.

     The Audit Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the integrity of Schering-Plough's financial statements, the financial reporting process, the independence and performance of the independent auditors, and the performance of the corporate auditors. It is the responsibility of Schering-Plough executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to audit those financial statements. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent auditors.

     In this context, the Audit Committee has met and held discussions with management, the independent auditors, and the corporate auditors. Management represented to the Audit Committee that Schering-Plough's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, the independent auditors and the corporate auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     In addition, the Audit Committee has received the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as amended, from the independent auditors and has discussed with the independent auditors the independent auditor's independence from Schering-Plough and its management. Further, the Audit Committee has considered whether the non-audit services provided by the independent auditors are compatible with maintaining the auditor's independence.

     Further, the Audit Committee periodically meets with both the corporate auditors and the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Schering-Plough's internal controls, and the overall quality of Schering-Plough's financial reporting.

     During 2003, the Audit Committee met privately with the independent auditors five times and the corporate auditors five times.

     Mr. McGrath joined the Audit Committee on January 27, 2004.

     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Schering-Plough's 2003 10-K for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                             Arthur F. Weinbach, Chairman
                                             Hans W. Becherer
                                             Eugene R. McGrath
                                             Robert F. W. van Oordt

     PROPOSAL THREE: APPROVAL OF OPERATIONS MANAGEMENT TEAM INCENTIVE PLAN

GENERAL

     The Schering-Plough Corporation Operations Management Team Incentive Plan (referred to as the "OMT Incentive Plan") will provide cash awards to selected management employees of Schering-Plough and its subsidiaries, if pre-established performance goals are met. The OMT Incentive Plan is intended to encourage results-oriented actions on the part of management and to align closely financial rewards with the achievement of specific performance objectives. The Compensation Committee and the Board of Directors has approved the OMT Incentive Plan and the Board is submitting the OMT Incentive Plan for shareholder approval. Shareholder approval is being sought so that the awards under the OMT Incentive Plan to executives of Schering-Plough who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (referred to as "Section 16 executives") may qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code (as described in "Tax Deductibility under Section 162(m)" below).

     The following is a summary of the material terms of the OMT Incentive Plan.

DESCRIPTION OF THE OMT INCENTIVE PLAN

     Administration: The OMT Incentive Plan will be administered by the Compensation Committee of the Board of Directors (referred to as the "Committee") with respect to Section 16 executives; and the OMT Incentive Plan will be administered by the Chief Executive Officer with respect to all other employees. The Chief Executive Officer may delegate his authority to administer the OMT Incentive Plan to an individual or other committee. For purposes of the remainder of this description, the term "administrator" means the Committee, as applied to Section 16 executives, and the Chief Executive Officer or an individual or committee to which authority has been delegated, as applied to all other employees. The administrator will have authority to establish the rules and regulations relating to the OMT Incentive Plan, to interpret the OMT Incentive Plan and those rules and regulations, to select participants for the OMT Incentive Plan, to determine each participant's target award, performance goals and final award, and to make all other determinations in connection with the administration of the OMT Incentive Plan. Only the Committee will take the foregoing actions with respect to Section 16 executives.

     Eligibility: All management employees of Schering-Plough and its subsidiaries who are members of the Operations Management Team are eligible to participate in the OMT Incentive Plan. The administrator may also select other management employees who will participate in the OMT Incentive Plan. As of March 5, 2004, approximately 35 employees are eligible to participate in the OMT Incentive Plan.

     Target Awards: At the beginning of each year, the administrator will establish a target incentive award for each participant, which will be expressed as a dollar amount, a percentage of salary or otherwise. The target award will be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to future Schering-Plough performance and business impact.

     For each Section 16 executive, the administrator must establish the target awards and performance goals no later than the earlier of ninety days after the beginning of the year, the date on which 25% of the year has been completed, or such other date as may be permitted under Section 162(m) of the Code. The administrator will establish for each Executive Officer a maximum award that may be paid for the year, which will remain fixed for the entire year. The maximum award that any participant may receive for a plan year is $9,000,000.

     Performance Goals: At the beginning of each year, the administrator will establish for each participant performance goals that must be met in order for an award to be payable for the year. The administrator will establish in writing
(i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the administrator deems appropriate and consistent with the OMT Incentive Plan and, in the case of Section 16 executives, Section 162(m) of the Code.

     The administrator will establish objective performance goals for each participant related to the participant's business unit or the performance of Schering-Plough and its subsidiaries and affiliates as a whole, or any combination of the foregoing. The administrator may also establish subjective performance goals for participants; provided that, for Section 16 executives, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the OMT Incentive Plan. The objectively determinable performance goals will be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, drug discovery or other scientific goals, preclinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

     Determination of Award: Each participant will earn an award for a plan year based on the achievement of the performance goals established by the administrator. The administrator may adjust, upward or downward, the award for each participant who is not a Section 16 executive based on the participant's achievement of personal and other performance goals established by the administrator and other factors as determined by the administrator. The administrator may reduce, but not increase, the amount of any award of a Section 16 executive.

     Payment of Awards: Schering-Plough will pay awards earned for a year in a single lump sum cash payment within 120 days after the close of the year. Participants must be employed on the last day of the year to be eligible for an award from the OMT Incentive Plan, except as the administrator may otherwise determine. Unless the administrator determines otherwise, participants who terminate employment prior to the last day of the year as a result of death, retirement, disability or otherwise under a Schering-Plough-approved program will be eligible for a prorated award based on the achievement of the performance goals for the plan year (and any adjustments as described above under "Determination of Award").

     Changes to Performance Goals and Target Awards: At any time prior to the final determination of the awards, the administrator may adjust the performance goals and target awards for participants who are not Section 16 executives to reflect changes in corporate capitalization, changes in corporate transactions, the occurrence of any extraordinary event, any change in accounting rules or principles, any change in Schering-Plough's method of accounting, any change in applicable law, or any other change of similar nature. With respect to Section 16 executives, such adjustments may be made to the extent the administrator deems appropriate considering the requirements of Section 162(m) of the Code.

     Amendment and Termination: Schering-Plough may from time to time amend or terminate the OMT Incentive Plan by action of the Committee, provided that no amendment that requires shareholder approval in order to comply with Section 162(m) of the Code will be effective unless the amendment is approved by Schering-Plough's shareholders.

     Assignment: A participant's right and interest under the OMT Incentive Plan may not be assigned or transferred, except as permitted upon death.

     Tax Deductibility under Section 162(m): Section 162(m) of the Code generally disallows a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated Executive Officers who are employed by Schering-Plough on the last day of the taxable year. The Code has an exception to the deduction limit for "qualified performance-based compensation," if, among other requirements, the material terms of the plan are disclosed to and approved by the shareholders. The OMT Incentive Plan is intended to enable awards to qualify as "qualified performance-based compensation." If approval of the OMT Incentive Plan by Schering-Plough's shareholders is not obtained, the Committee will re-evaluate the design and use of the plan for providing incentive compensation to Section 16 executives.

     Benefits under the OMT Incentive Plan: The information contained in the following table represents the benefits that management employees would have received in 2003 under the OMT Incentive Plan (but no such awards were actually granted in 2003) based on the current year's target awards and performance goals.

                          OMT INCENTIVE PLAN BENEFITS

NAME AND POSITION                                              DOLLAR VALUE($)
-----------------                                              ---------------
F. Hassan, Chairman, Chief Executive Officer and
  President.................................................         [0]
J. Connors, EVP and General Counsel.........................         [0]
C. Cox, EVP and President, Global Pharmaceuticals...........         [0]
R. Kohan, President, Animal Health and Group Head of GSO....         [0]
C. Pickett, VP and President, Schering-Plough Research
  Institute.................................................         [0]
R. Zahn, Former President Schering Labs.....................         [0]
J. Wyszomierski, Former EVP and Chief Financial Officer.....         [0]
R. Kogan, Former CEO and President..........................       *
Executive Group.............................................         [0]
Non-Executive Director Group................................         [0]
Non-Executive Officer Employee Group........................

---------------

* Under the Retirement Agreement, Mr. Kogan would not have been eligible to participate in the OMT Incentive Plan had it been in place in 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE OMT INCENTIVE PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following information relates to plans under which equity securities of Schering-Plough may be issued to employees or Directors. Schering-Plough has no plans under which equity securities may be issued to non-employees (except that under the 2002 Stock Incentive Plan and predecessor plans, certain stock options may be transferable to family members of the employee-optionee or related trusts).

                                                                                                    COLUMN C
                                                COLUMN A                                      NUMBER OF SECURITIES
                                          NUMBER OF SECURITIES          COLUMN B         REMAINING AVAILABLE FOR FUTURE
                                            TO BE ISSUED UPON       WEIGHTED-AVERAGE         ISSUANCE UNDER EQUITY
                                               EXERCISE OF         EXERCISE PRICE OF           COMPENSATION PLANS
                                          OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
PLAN CATEGORY                              WARRANTS AND RIGHTS    WARRANTS AND RIGHTS        REFLECTED IN COLUMN A)
-------------                             ---------------------   --------------------   ------------------------------
EQUITY COMPENSATION PLANS APPROVED BY
SECURITY HOLDERS
  2002 Stock Incentive Plan and
  Predecessor Plans.....................     71,000,000                  $30.15                    45,000,000
EQUITY COMPENSATION PLANS NOT APPROVED
BY SECURITY HOLDERS
  Directors Stock Award Plan*...........                    N/A             N/A                       562,008
  Schering-Plough (Ireland) Share
  Purchase Scheme**.....................                    N/A             N/A                            **
  Non-plan inducement awards not
  approved by security holders..........                300,000             N/A                           -0-
                                           restricted shares***
Total...................................                                                           45,562,008

---------------

  * The Plan provides an annual grant of 2,500 shares of common stock to each non-employee Director. Directors may defer awards into stock units that pay out in shares of common stock when the deferred period ends.

 ** The Plan permits employees who reside in Ireland to enjoy tax advantages by having some or all of their Christmas bonus and between 1% and 5% of their pay passed to a trustee. The trustee purchases shares of common stock in the open market and allocates the shares to the employees' accounts. No more than 10,000 Irish pounds by an employee may be deferred in a year. Employees may not sell or withdraw shares allocated to their accounts for two or three years.

*** Represents restricted shares awarded pursuant to Restricted Shares
    Agreements outside of any equity compensation plan adopted by Schering-Plough. Mr. Hassan was awarded 200,000 restricted shares upon the commencement of his employment in April 2003. Ms. Cox was awarded 100,000 restricted shares upon the commencement of her employment in May 2003. Both awards of restricted shares vest upon the third anniversary of the award date. Such non-plan awards were authorized by the Compensation Committee of the Board but have not been approved by the shareholders of Schering-Plough.

          SHAREHOLDER PROPOSALS FOR INCLUSION IN 2005 PROXY STATEMENT

     We encourage shareholders to contact the Office of our Corporate Secretary prior to submitting a shareholder proposal or any time they have concerns about Schering-Plough. At the direction of the Board and the Chairman and Chief Executive Officer, that office acts as the corporate governance liaison to shareholders.

     If any shareholder intends to present a proposal for consideration at the 2005 Annual Meeting of Shareholders, such proposal must be received by Schering-Plough not later than November 15, 2004 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in Schering-Plough's proxy statement for such meeting. Such proposal also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Schering-Plough-sponsored proxy materials.

      OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2005 ANNUAL MEETING

     The By-laws of Schering-Plough provide a formal procedure for bringing business before the Annual Meeting. A shareholder proposing to present a matter before the Annual Meeting is required to deliver a written notice to the Secretary of Schering-Plough, no earlier than December 28, 2004 and no later than January 27, 2005. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year's Annual Meeting, the notice must be delivered to the Secretary of Schering-Plough, not earlier than the 120th day prior to the Annual Meeting and not later than the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Schering-Plough. The notice must contain a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of Schering-Plough's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If these procedures are not complied with, the proposed business will not be transacted at the Annual Meeting. Such By-law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in Schering-Plough's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies Schering-Plough after January 30, 2005 of an intent to present a proposal at Schering-Plough's 2005 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), Schering-Plough's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

                         DIRECTOR NOMINATION PROCEDURES

     The Nominating and Corporate Governance Committee will consider shareholder recommendations for Directors. Shareholder recommendations must be forwarded by the shareholder to the Secretary of Schering-Plough with biographical data about the recommended individual.

     The By-Laws of Schering-Plough provide the formal procedure for nominations by shareholders of Director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of Schering-Plough, not less than 30 days prior to a meeting called to elect Directors, a notice with the name, age, business and residence addresses and principal occupation or employment of, and number of shares of stock of Schering-Plough beneficially owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the Securities and Exchange Commission, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment pursuant to the authority granted in the proxy.

                            SOLICITATION OF PROXIES

     Schering-Plough has retained Morrow & Co. to solicit proxies for a fee of $17,500, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of Schering-Plough. Costs of solicitation will be borne by Schering-Plough.

                                   EXHIBIT A
                          SCHERING-PLOUGH CORPORATION
                                AUDIT COMMITTEE

                               ------------------

                                    CHARTER
           (APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 24, 2004)

PURPOSE

     The Committee is appointed by the Board of Directors to assist the Board in its oversight function by monitoring the following:

          1.  integrity of the Company's financial statements,

          2.  independent auditors' qualifications and independence,

          3. performance of the Company's corporate audit function and independent auditors, and

          4.  compliance by the Company with legal and regulatory requirements.

     It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to audit those financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles.

     The Audit Committee and the other Committees of the Board will coordinate their compliance and risk oversight efforts to the extent necessary or appropriate to ensure the complete and proper exchange of information.

MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

     The Committee shall meet the independence, financial literacy and expertise requirements of the New York Stock Exchange, the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission ("SEC").

     Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

MEETINGS AND OPERATION

     The Committee shall meet at least quarterly, and more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee shall meet periodically, and at a minimum four times per year, in separate executive sessions with management, the internal auditors and the independent auditor. The Committee may request any officer or employee of the Company, outside counsel or the independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with the New York Stock Exchange requirements for audit committees and other applicable laws and regulations.

INDEPENDENT AUDITOR

     The independent auditor shall report directly to the Committee. The Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

RESPONSIBILITIES

     In carrying out its purposes, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its purposes, the following should be considered within the responsibilities and authority of the Committee:

          1. Select Independent Auditors. Select the independent auditors annually.

          2.  Matters Concerning the Independence of Independent
     Auditors. Review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board take appropriate action in response to the disclosures to satisfy itself of the independence of the independent auditors.

          Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

          Set policies for the Company's hiring of employees or former employees of the independent auditor.

          Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

          3. Review Quality Control Process of Independent Auditor. Obtain and review a report from the independent auditor at least annually regarding
     (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Present the conclusions of its review with respect to the independent auditors to the Board.

          4. Review Audit Plan. Review with the independent auditors their plans for, and the scope of, their annual audit.

          5. Conduct of Audit. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          6. Review Audit Results. Review with the independent auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 100.

          7. Review Annual Financial Statements. Review and discuss with management and the independent auditors the audited financial statements and the disclosures to be made in management's discussion and analysis. Recommend to the Board whether the audited financial statements should be included in the 10-K.

          8. Review Quarterly Financial Results. Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information. Review with management generally the types of financial information and presentation to be provided to analysts and rating agencies, including whether earnings guidance will be provided.

          9. Review Quarterly Financial Statements. Review and discuss with management and the independent auditor the quarterly financial statements and the disclosures to be made in the MD&A prior to filing the 10-Q. Discuss with the independent auditors their review of the quarterly financial statements.

          10.  Financial Reporting Issues and Judgments; Related
     Matters. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

          Review and discuss quarterly reports from the independent auditors on:

             (a) All critical accounting policies and practices to be used.

             (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

             (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

             (d) Reports and disclosures of any insider or affiliated party transactions.

          Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

          Discuss with management and the independent auditor any correspondence or published report which raises material issues regarding the Company's financial statements or accounting policies that is issued by the U.S. Securities and Exchange Commission or the New York Stock Exchange or other governmental agencies.

          11. Review Corporate Audit Program. Review annually with the senior corporate auditing executive the budget, staffing and proposed scope of the corporate auditing department activities. Review annually the results of the corporate audit activities.

          Review the appointment and replacement of the senior corporate auditing executive.

          Approve a matrix for the timing and scope of reporting by Corporate Audit to the Committee and the Business Practices Oversight Committee (in consultation with the Chair of that Committee); receive and review reports to the Committee pursuant to such matrix from the senior corporate auditing executive.

          12. Complaints regarding Accounting and Auditing Matters. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          13. Review Systems of Internal Accounting Controls. Review with management, the senior corporate auditing executive and the independent auditors the adequacy of the Company's internal accounting controls that could significantly affect the Company's financial statements.

          Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

          14. Securities Exchange Act of 1934. Obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

          15.  Legal, Compliance and Risk Management Matters.

          - At least annually, the Committee or its Chair will meet with the Business Practices Oversight Committee or its Chair to review compliance and risk matters, including material reports or inquiries received from governmental agencies and material litigation. When such meetings are held by the Committee Chair, he or she will report on such meetings to the full Committee.

          - Review with the Company's General Counsel legal matters that may have a material impact on the financial statements and legal and compliance matters that involve financial reporting or SEC compliance.

          - Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

          16. Prepare Proxy Statement Report. Prepare the report of the Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

          17. Review Other Matters. Review such other matters in relation to the accounting, auditing, financial reporting and related compliance practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

          18. Board Reports. Regularly report its activities to the Board in such manner and at such times as it deems appropriate. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of Schering-Plough's financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the corporate auditors.

          19. Review Committee Performance. Annually review its own performance.

          20. Review Charter. Review and reassess the adequacy of this Charter annually and submit it to the Nominating and Corporate Governance Committee and the Board for approval.

ADVISORS

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

FUNDING FOR INDEPENDENT AUDITORS AND ADVISORS

     The Company shall provide for appropriate funding, as determined by the Committee, for payment of:

     - compensation to the independent auditor for the purpose of rendering or issuing an audit report and for any other services approved by the Committee,

     - compensation for any other advisors retained by the Committee, and

     - ordinary administrative expenses that are necessary or appropriate in carrying out the Committee's duties.

                    AUDIT COMMITTEE CHARTER REFERENCE SHEET:

1.  INDEPENDENCE STANDARDS BOARD STANDARD NO. 1

     Under ISB Standard No. 1, at least annually, an auditor must (1) disclose to the audit committee, in writing, all relationships between the auditor and its related entities that in the auditors' professional judgment may reasonably be thought to bear on independence, (2) confirm in the letter that, in its professional judgment, it is independent of the company, and (3) discuss the auditors' independence with the audit committee.

2.  STATEMENT ON ACCOUNTING STANDARDS NOS. 61, 89 AND 90

     SAS Nos. 61, 89 and 90 requires an independent auditor to communicate to the audit committee matters related to the conduct of the audit such as the selection of and changes in significant accounting policies, the methods used to account for significant unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

3.  STATEMENT ON ACCOUNTING STANDARDS NO. 100

     SAS No. 100 requires an independent auditor to be satisfied that any significant matters identified as a result of interim review procedures have been brought to the attention of the audit committee, either by management or the auditor. If it is not possible for the auditor to make such communications prior to the filing, they should be made as soon as practicable thereafter.

4.  SECTION 10A(B) OF SECURITIES EXCHANGE ACT OF 1934

     Section 10A(b) of the Securities Exchange Act of 1934, which is part of the Private Securities Litigation Reform Act of 1995, requires an independent auditor to inform management of, and assure that the audit committee is adequately informed with respect to, illegal acts that have come to the attention of the auditors in the course of their audits.

                                                                       EXHIBIT B

                          SCHERING-PLOUGH CORPORATION
                 NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

                               ------------------

                                    CHARTER
           (APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 24, 2004)

PURPOSE

     The Committee is appointed by the Board to:

          1.  Assist with Board structure, function and composition including:

             a.  identifying individuals qualified to become Board members, and

             b. recommending to the Board Director nominees for the next annual meeting of shareholders

          2. Assist with Committee structure, function and composition including:

             a.  recommending Committee assignments for Directors, and

             b. recommending Committee Charters to each Committee and to the Board for approval.

          3. Develop and recommend the Company's Corporate Governance Guidelines to the Board for approval.

          4.  Recommend Director Compensation.

COMMITTEE MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed, by the Board.

     Each member of the Committee shall be independent in accordance with the requirements of the New York Stock Exchange.

MEETINGS AND OPERATION

     The Committee shall meet at least three times a year, or more frequently as may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with the New York Stock Exchange requirements for nominating and governance committees and any other applicable laws and regulations.

COMMITTEE RESPONSIBILITIES

     In carrying out its purpose, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no

"blueprint" to be followed by the Committee in carrying out its purpose, the following should be considered within the responsibilities and authority of the
Committee:

          1. Director Recruitment. Seek individuals qualified to become Directors for recommendation to the Board.

          2. Criteria for Selecting Directors. Recommend the Board's criteria for selecting Directors and recommend that the criteria be reflected in the Corporate Governance Guidelines.

          3. Nominees. Recommend to the Board nominees for Director to be elected at the annual meeting. Consider nominees suggested by shareholders in accordance with the Company's By-Laws.

          4. Committee Assignments. Recommend Committee assignments, within the following guidelines:

             a. The independence requirements of New York Stock Exchange and the Company's Corporate Governance Guidelines.

             b. Other legal and regulatory considerations, including Rule 16b-3 and Section 162(m).

             c. Expertise and diversity characteristics appropriate for each Committee.

             d. Size and composition lending itself to efficient operation of each Committee.

     Develop and follow a process for reconsideration of Committee assignments.

          5.  Independence Assessments and Director Conflicts of
     Interest. Recommend an independence standard to the Board. Assist the Board with independence assessments of individual Directors. Recommend policies regarding the conduct of business between the Company and any Director, his/her affiliates and other Director conflict of interest matters.

          6. Director Compensation. Conduct an annual assessment of non-management Director compensation and benefits.

          7. Corporate Governance Guidelines. Review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

          8. Board Performance Process. Recommend the scope of the annual Board performance assessment, including whether the performance of individual Directors will be assessed in addition to the assessment of the performance of the Board as a group. Receive comments from all Directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year.

          Assess actions to be taken with respect to a Director, if any, when he or she is unable to perform the duties required of Directors and make appropriate recommendations to the Board.

          9. Reports to the Board. Regularly report its activities to the Board in such manner and at such times as it deems appropriate.

          10. Review Committee Performance. Annually review its own performance.

          11. Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ADVISORS

          1. Director Search Consultants. The Committee shall have sole authority to retain and terminate any search firm to be used to identify Director candidates, including sole authority to approve such search firm's fees and other retention terms.

          2. Director Compensation Consultants. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Director compensation and shall have the authority to approve the consultant's fees and other retention terms.

          3. Legal, Accounting and Other Consultants. The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors.

          4. Funding. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the consultants and advisors retained by the Committee.

                                                                       EXHIBIT C

                          SCHERING-PLOUGH CORPORATION
                             COMPENSATION COMMITTEE

                               ------------------

                                    CHARTER
           (APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 24, 2004)

PURPOSE

     The Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Company's officers and to assist the Board with the approval of equity compensation plans. The Committee has overall responsibility for approving and evaluating the officer compensation plans, policies and programs for the Company. The Committee also assures that the Company has established an appropriate governance structure for the Company's employee benefit plans.

MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of at least three Directors. Members shall be appointed and may be removed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

     Each member of the Committee shall be independent in accordance with the requirements of the New York Stock Exchange.

MEETINGS AND OPERATION

     The Committee shall meet at least three times a year, or more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with the New York Stock Exchange requirements for compensation committees and any other applicable laws and regulations.

COMMITTEE RESPONSIBILITIES

     In carrying out its purpose, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its purpose, the following should be considered within the responsibility and authority of the Committee:

          1.  Executive Compensation.

             a. The Committee shall review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

             b. As part of the determination of the CEO's compensation, the Committee shall, after receiving input from the full Board, annually review the CEO's performance in light of corporate goals and objectives and set the CEO's compensation levels based on this evaluation.

             c. The Committee shall, after receiving input from the full Board, annually review and approve, for the CEO and the senior executives of the Company:

             - corporate goals and objectives relevant to compensation,

             - compensation levels and the mix of compensation instruments, including short-term and long-term incentive awards (and in making this determination, the Committee shall consider the Company's performance and relative shareholder return, the value of similar compensation instruments at comparable companies and the value of awards to such executive in past years),

             - the annual base salary level,

             - the annual incentive opportunity level,

             - the long-term incentive opportunity level,

             - employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and

             - any special or supplemental benefits.

          2. Report for Proxy Statement. Produce the annual report on executive compensation as required to be included in the Company's proxy statement in accordance with Securities and Exchange Commission regulations.

          3. Plans. Review and make recommendations to the Board and the shareholders regarding equity-based and incentive plans. Administer or approve administration of equity-based and incentive plans. Determine the Company's policy regarding deductibility of compensation under Section 162m of the Internal Revenue Code. Determine that the Company has established an appropriate governance structure for the employee benefit plans of the Company and its affiliates.

          4. Management Performance Process. Oversee the annual management performance assessment.

          5. Reports to the Board. Regularly reports its activities to the Board in such manner and at such times as it deems appropriate.

          6. Review Committee Performance. Review annually its own performance.

          7. Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

     1. Executive Compensation Consultants. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms.

     2. Legal Accounting and Other Advisors. The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors.

     3. Funding. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the consultants and advisors retained by the Committee.

                                                                       EXHIBIT D

                          SCHERING-PLOUGH CORPORATION
                     BUSINESS PRACTICES OVERSIGHT COMMITTEE

                               ------------------

                                    CHARTER
           (APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 24, 2004)

PURPOSE

     The Committee will assist the Board in the oversight of:

     - The Company's non-financial compliance systems and practices and related management activities, including Good Manufacturing Practices.

     - Systems for compliance with the Company's Business Conduct Policy.

     - Regulatory and government affairs and developments regarding material litigation and investigations involving compliance with laws and regulations.

     The Business Practices Oversight Committee and the other Committees of the Board will coordinate their compliance and risk oversight efforts to the extent necessary or appropriate to ensure the proper exchange of information.

MEMBERSHIP REQUIREMENTS

     The Committee shall consist of no fewer than three members. Members shall be appointed and may be removed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

MEETINGS AND OPERATION

     The Committee shall meet at least three times a year, or more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or the non-financial auditors or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

     The Committee shall operate in full compliance with applicable laws and regulations.

COMMITTEE RESPONSIBILITIES

     In carrying out its purpose, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its purpose, the following should be considered within the responsibilities and authority of the Committee:

          1. Review of Policies and Systems regarding Compliance with Laws, Regulations and Business Conduct Policy. Review and assess the adequacy of the Company's policies and systems designed to obtain compliance with laws and regulations and the Company's Business Conduct Policy; receive reports relating to all significant compliance areas; and meet periodically with the Company's management, compliance officers, General Counsel, Corporate Audits, and outside advisors, as appropriate, to review:

             (a) the components of the Company's compliance programs and how those programs are communicated to employees,

             (b) the results of any audits of those compliance programs,

             (c) any compliance issues, problems or trends identified by those compliance programs or audits,

             (d) the steps taken to address any significant violations of those compliance programs,

             (e) the resources allocated to those compliance programs, and

             (f) significant reports or inquiries received from governmental agencies, and any material litigation or investigations involving the Company's compliance with any law or regulation.

          2. Good Manufacturing Practices. Review periodic reports on Good Manufacturing Practices and the Company's compliance with the Consent Decree with the Food and Drug Administration entered May 17, 2002.

          3. Non-Financial Risk Management Matters. Discuss with management the Company's major non-financial risk exposures and the steps management has taken to monitor and control such risk exposures, including the Company's risk assessment and risk management policies.

          4. Reports. Regularly report its activities to the Board at such times and in such manner as it deems appropriate. At least annually, the Committee or its Chair will meet with the Audit Committee or its Chair to review compliance and risk matters, including material reports or inquiries received from governmental agencies and material litigation.

          5. Review Committee Performance. Annually review its own performance.

          6. Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

     The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the advisors.

COMMITTEE ROLE

     The Committee has the responsibilities set forth in this Charter, but its role is one of oversight. While the Committee shall attempt in good faith to assure the integrity and adequacy of the Company's non-financial compliance systems and practices, it is not the responsibility of the Committee to assure compliance with laws or the Company's Business Conduct Policy. That is the responsibility of management.

                                                                       EXHIBIT E

                          SCHERING-PLOUGH CORPORATION
                               FINANCE COMMITTEE

                               ------------------

                                    CHARTER
           (APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 24, 2004)

PURPOSE

     The Committee shall assist the Board of Directors in the general oversight for the Corporations' strategic plans for capital structure, financial and treasury matters.

MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed, by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

MEETINGS AND OPERATION

     The Committee shall meet at least twice a year, and more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer or employee of the Company, outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine how to best operate, including whether to delegate any responsibilities to subcommittees.

ACTIVITIES

     In carrying out its function, the Committee may undertake such activities as it deems necessary or useful, which may include:

          1. Capital Structure. Receiving reports from management about the current capital structure and proposed changes to the capital structure.

          2. Dividend Policy. Reviewing analyses from management about the dividend policy of the Company and making recommendations to the Board of Directors.

          3. Financing Activities. Reviewing analyses from management about proposed financing strategies and report to the Board of Directors.

          4. Capital Expenditures. At the request of the Board, review specific projects proposed by management.

          5. Benefit Plan Funding Matters. Reviewing reports from management concerning the funding requirements for the Company's employee benefit plans.

          6. Insurance. Reviewing the Company's insurance coverage and the related costs.

          7. Board Reports. Regularly report its activities to the Board in such manner and at such times as it deems appropriate.

          8. Review Committee Performance. Review annually its own performance.

          9. Review Charter. Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

     The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the advisors.

COMMITTEE ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to manage or execute the Company's capital structure, financial or treasury operations, which is the responsibility of management.

                                                                       EXHIBIT F

                          SCHERING-PLOUGH CORPORATION
                              EXECUTIVE COMMITTEE

                               ------------------

                                    CHARTER
            (APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 28, 2003)

PURPOSE

     The Committee shall assist in the oversight of specified matters as delegated by the Board and to the extent permitted by law and the Company's By-Laws in the intervals between Board meetings.

MEMBERSHIP

     The Committee shall be comprised of at least three Directors. Members shall be appointed, and may be removed, by the Board upon the recommendation of the Nominating and Corporate Governance Committee. The Chief Executive Officer shall be a member of the Executive Committee ex officio.

MEETINGS AND OPERATION

     The Committee shall meet as necessary. The Committee shall determine how to best operate. The Committee Chair sets the agenda for each meeting and determines the length and frequency of meetings.

     The Committee may request any officer, employee of the Company, outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     Board Reports. Report its activities at any meeting to the Board at the next Board meeting and at such other times and in such manner as it deems appropriate.

     Review Committee Performance.  Review periodically its own performance.

     Review Charter. Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

ADVISORS

     The Committee shall have authority to obtain advice and assistance from in-house or outside legal, accounting and other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the consultants.

                                   DIRECTIONS
                           Sheraton Crossroads Hotel
                           1 International Boulevard
                                 Route 17 North
                          Crossroads Corporate Center
                            Mahwah, New Jersey 07495

FROM THE NEWARK LIBERTY AIRPORT

     Follow the signs out of the airport for the New Jersey Turnpike/I-95. Take the turnpike to Exit 16W. Take Route 3 West to Route 17 North and continue for approximately 18 miles. Exit at Mountainside Avenue/Crossroads Boulevard.

FROM MORRISTOWN

     Take 287 North to Exit 66 (Route 17 South/Mahwah). Take first exit on right. Follow signs to hotel.

FROM NORTH

     Take New York State Thruway (I-87) South to Rt. 17 South (exit 15). Follow for one mile and take the exit for Mountainside Avenue Crossroads Boulevard. Follow signs to hotel.

FROM SOUTH

     Garden State Parkway North to exit 163 or take I-80 to Route 17 North. Follow Route 17 North approximately 14 miles. Exit at Mountainside Avenue/Crossroads Blvd.

FROM WEST

     Take I-80 East to Route 17 North and follow Route 17 North for approximately 14 miles. Exit at Mountainside Avenue/Crossroads Boulevard. Or take Route 202 North to Route 17 North to Mountainside Avenue/Crossroads Boulevard.

FROM NORTHEAST

     Take the New York State Thruway (Route 87 North/Route 287 West) to Exit 15 (Route 287 South) to Exit 66 (Route 17 South/Mahwah). Once on Route 17 South, take the exit on the right at Mountainside Avenue/Crossroads Boulevard.

This document is filed as an appendix to the proxy statement, pursuant to Instruction 3 to Item 10 of Schedule 14A under the Securities Exchange Act of 1934.


SCHERING-PLOUGH CORPORATION OPERATIONS MANAGEMENT TEAM INCENTIVE PLAN
---------------------------------------------------------------------

1.  PLAN OBJECTIVE

The Schering-Plough Corporation Operations Management Team Incentive Plan (alternatively referred to as the "OMTIP" or the "Plan") is designed to encourage results-oriented actions on the part of members of the Operations Management Team ("OMT") of Schering-Plough Corporation (the "Company"). The Plan is intended to align closely financial rewards with the achievement of specific performance objectives.

2.  ELIGIBILITY

All management employees of the Company and its subsidiaries who are members of the OMT are eligible to participate in the Plan. The Administrator (as defined in Section 3 below) may select any other management employees who shall participate in the Plan (the "Participants").

3.  ADMINISTRATION

    (A) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") with respect to employees who are executives of the Company who are subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934 ("Section 16 Executives"), and the Plan shall be administered by the Chief Executive Officer of the Company ("CEO") with respect to all other employees. The CEO may delegate his authority to administer the Plan to an individual or other committee. The term "Administrator" shall mean the Committee, as applied to Section 16 Executives, and the CEO or an individual or committee to which authority has been delegated, as applied to all other employees.

   (B) The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants for the Plan, to determine each Participant's target award, performance goals and final award, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. Only the Committee shall take the foregoing actions with respect to Section 16 Executives.

   (C) All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including the Participants and their respective beneficiaries.

4.  TARGET AWARDS AND PERFORMANCE GOALS

    (A) At the beginning of each plan year designated by the Administrator (a "Plan Year"), the Administrator shall establish for each Participant a target incentive award, which shall be expressed as a dollar amount, a percentage of salary or otherwise. The Administrator shall establish for each Section 16 Executive a maximum award that may be paid for the Plan Year. The maximum award amount for Section 16 Executives will remain fixed for the entire Plan Year and may not be increased based on an increase in salary during the Plan Year or otherwise. The target awards will be based on a number of factors, including but not limited to:

     -  Market competitiveness of the position
     -  Job level
     -  Base salary level
     -  Past individual performance
     -  Expected contribution to future Company performance and business impact

    (B) At the beginning of each Plan Year, the Administrator shall establish for each Participant performance goals that must be met in order for an award to be payable for the Plan Year. The Administrator shall establish in writing
(i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Administrator deems appropriate and consistent with the Plan and, in the case of Section 16 Executives, the exception for "qualified performance-based compensation" (the "Section 162(m) Exception") under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Administrator shall establish objective performance goals for each Participant related to the Participant's business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing. The Administrator may also establish subjective performance goals for Participants; provided that, for Section 16 Executives, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Plan. The Company shall notify each Participant of his or her target award and the performance goals for the Plan Year.

    (C) The objectively determinable performance goals shall be based on one or more of the following criteria related to the Participant's business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing: stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, drug discovery or other scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

    (D) For Section 16 Executives, the Administrator must establish the target awards and performance goals no later than the earlier of (i) 90 days after the beginning of the Plan Year or (ii) the date on which 25% of the Plan Year has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals for each Section 16 Executive for each Plan Year are intended to satisfy the requirements for the Section 162(m) Exception, including the requirement that the achievement of the performance goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

   (E) Each Participant will earn an award for a Plan Year based on the achievement of the performance goals established by the Administrator. The Administrator may adjust, upward or downward, the award for each Participant who is not a Section 16 Executive, based on the Administrator's determination of the Participant's achievement of personal and other performance goals established by the Administrator and other factors as the Administrator determines. The Administrator may reduce (but not increase) the award for each
Section 16 Executive based on the Administrator's determination of the Participant's achievement of personal and other performance goals established by the Administrator and other factors as the Administrator determines. The Administrator shall not be authorized to increase the amount of any award of a
Section 16 Executive that would otherwise be payable pursuant to the terms of the Plan.

   (F) The maximum award that a Participant may receive for any Plan Year is $9,000,000.

5.  PAYMENT OF INCENTIVE AWARDS

   (A) The Administrator shall certify and announce to the Participants the awards that will be paid by the Company as soon as practicable following the final determination of the Company's financial results for the Plan Year. Payment of the awards certified by the Administrator shall be made in a single lump sum cash payment as soon as practicable following the close of the Plan Year, but in any event within 120 days after the close of the Plan Year.

   (B) Participants must be employed on the last day of the Plan Year to be eligible for an award from the Plan, except as described in subsections (c) and
(d) below. Notwithstanding any other provision of this Plan, in no event may the Administrator waive the achievement of performance goals for any Section 16 Executive except in the event of such Section 16 Executive's death or disability.

   (C) Participants who terminate employment prior to the last day of the Plan Year will not be eligible for any award payment for that Plan Year, except as the Administrator may otherwise determine. Unless the Administrator determines otherwise:

         (i) Participants who die or who retire under a Company-sponsored retirement program during the Plan Year will be eligible for a prorated award based on the achievement of the performance goals for the Plan Year and appropriate adjustment as described in Section 4. The prorated award will be calculated from the date when they became eligible for the Plan to the date of death or retirement rounded to the nearest whole month. Payment will be made in a single payment at the same time as all other incentive awards for the Plan Year are distributed. In the case of the death of a Participant, any award payable to the Participant shall be paid to his or her beneficiary. For this purpose, the Company will use the beneficiary named under the Company-sponsored life insurance plan. If no life insurance beneficiary is designated, the beneficiary will be the decedent's estate.

         (ii) Participants who leave the Company under a Company-sponsored disability program, separation program (other than in the case of termination for cause) or other program approved by the Management Committee will be eligible for a prorated award based on achievement of the performance goals for the year and appropriate adjustment as described in Section 4. The awards will be calculated from the date when they became eligible for the Plan to the effective date of separation rounded to the nearest whole month. Payment will be made in a single payment at the same time as all other incentive awards for the Plan Year are distributed.

   (D) The Administrator may establish appropriate terms and conditions to accommodate newly hired and transferred employees, consistent, in the case of
Section 16 Executives, with the requirements of the Section 162(m) Exception.

6. CHANGES TO PERFORMANCE GOALS AND TARGET AWARDS

At any time prior to the final determination of awards, for Participants other than Section 16 Executives, the Administrator may adjust the performance goals and target awards to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature. The Administrator may make the foregoing adjustments with respect to Section 16 Executives' awards to the extent the Administrator deems appropriate, but only to the extent consistent with the requirements of the Section 162(m) Exception.

7. AMENDMENTS AND TERMINATION

   (A) The Company may at any time amend or terminate the Plan by action of the Committee; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required in order for awards under the Plan to qualify for the Section 162(m) Exception. Without limiting the foregoing, the Company, by action of the Administrator, shall have the right to modify the terms of the Plan as may be necessary or desirable to comply with the laws or local customs of countries in which the Company operates or has employees.

   (B) The Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan, if required in order for awards under the Plan to qualify for the Section 162(m) Exception under the Code or the regulations thereunder.

8. MISCELLANEOUS PROVISIONS

   (A) This Plan is not a contract between the Company and the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries. Nothing in the Plan, and no action taken pursuant to the Plan, shall affect the right of the Company to terminate a Participant's employment at any time and for any or no reason. The Company is under no obligation to continue the Plan.

   (B) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 5(c) of the Plan upon death, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay awards with respect to the Participant. The Company's obligations under the Plan may be assigned to any corporation which acquires all or substantially all of the Company's assets or any corporation into which the Company may be merged or consolidated.

   (C) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards. The Company's obligations hereunder shall constitute a general, unsecured obligation, awards shall be paid solely out of the Company's general assets, and no Participant shall have any right to any specific assets of the Company.

    (D) The Company shall have the right to deduct from awards any and all federal, state and local taxes or other amounts required by law to be withheld.

    (E) It is the intent of the Company that the Plan and awards under the Plan for Section 16 Executives comply with the requirements for the Section 162(m) Exception. To the extent that any requirement of the Section 162(m) Exception as set forth in the Plan ceases to be required under Section 162(m) of the Code, that Plan provision shall cease to apply.

    (F) The Company's obligation to pay compensation as herein provided is subject to any applicable orders, rules or regulations of any government agency or office having authority to regulate the payment of wages, salaries, and other forms of compensation.

    (G) The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of New Jersey.

[SCHERING-PLOUGH LOGO] SCHERING-PLOUGH

                            YOUR VOTE IS IMPORTANT
                          VOTE BY INTERNET / TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

          INTERNET          OR         TELEPHONE        OR         MAIL
          --------                     ---------                   ----
https://www.proxyvotenow.com/sgp    1-888-216-1328

o  Go to the website            o  Use any touch-tone     o  Mark, sign and date
   address listed                  telephone.                your proxy card.
   above.                       o  Have your proxy card   o  Detach your proxy
o  Have your proxy card            ready.                    card.
   ready.                       o  Follow the simple      o  Return your proxy
o  Follow the simple               recorded                  card in the
   instructions that               instructions.             postage-paid
   appear on your                                            envelope provided.
   computer screen.                                          Date Share Owner
                                                             sign here Co-Owner
                                                             sign here

                                            Your  Internet  or  telephone  vote
                                            authorizes  the  named  proxies  to
                                            vote your shares in the same manner
                                            as  if  you   marked,   signed  and
                                            returned your proxy card, and there
                                            is no need  for  you to  mail  back
                                            your proxy.

                                                        1-888-216-1328
                                                    CALL TOLL-FREE TO VOTE
                                                    ======================
                                                    |                     |
                                                    |                     |
                                                    |                     |
                                                    ======================

  The Internet and telephone voting facilities will close at 5:00 p.m. E.S.T.
                               on April 26, 2004.
                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR"             The Board
ITEMS 1, 2 AND 3                    Recommends
================================================================================

1. The election to the Board     FOR all nominees      WITHHOLD authority
   of the 4 nominees named       listed (except as     to vote for all
   below for a term of           indicated to vote     nominees listed
   3-years: 1 - Fred Hassan;     for all to the
   2 - Philip Leder, M.D.; 3     contrary below)
   Eugene R. McGrath; 4 -
   Richard de J. Osborne.              |_|                   |_|

                                                     To change your address,
                                                     please mark this box.   |_|

Instructions: To withhold authority
to vote for one or more individual
nominees, write the name(s) of such
person(s) here:

------------------------------------

                                FOR             AGAINST            ABSTAIN

2.   Ratification of
     Designation of
     Independent Auditors       |_|               |_|                |_|

3.   Approval of the
     Operations Management
     Team Incentive Plan        |_|               |_|                |_|


                                            Please vote,  sign, date and return
                                            this   card   promptly   using  the
                                            enclosed envelope.  Sign exactly as
                                            your name appears above. Each joint
                                            tenant should sign. When signing as
                                            attorney,  trustee, etc., give full
                                            title.

[SCHERING-PLOUGH LOGO] SCHERING-PLOUGH
                       SCHERING-PLOUGH CORPORATION
                       2000 Galloping Hill Road
                       Kenilworth, New Jersey 07033

                       2004 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey, on Tuesday, April 27, 2004 at 2:00 p.m.

     To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by Internet or telephone by following the instructions on the opposite side of this proxy card. The giving of such proxy does not affect your right to vote in person if you attend the meeting. Your prompt reply will aid the Corporation in reducing the expense of additional proxy solicitation.

     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please write to The Bank of New York at the address found in your proxy statement and an admission ticket will be sent to you. To be admitted you must present both the admission ticket and a photo identification.

                                                Joseph J. LaRosa
                                                Secretary
March 15, 2004


                             Detach Proxy Card Here
--------------------------------------------------------------------------------

                      SCHERING-PLOUGH CORPORATION - PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 Annual Meeting of Shareholders-April 27, 2004

     I appoint Fred Hassan, Robert Bertolini and Joseph J. LaRosa individually as proxies to vote all of my Schering-Plough Corporation Common Shares at the Annual Meeting of Shareholders to be held on April 27, 2004, or at any adjournment or postponement of that meeting, as directed on the other side of this card and, in their discretion upon other matters that arise at the meeting. I also give each of them the ability to substitute someone else as proxy. I revoke any proxy previously given for the same shares.

     The shares represented by this proxy will be voted in accordance with instructions given on the other side of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted for the election of 4 directors as named herein and for proposals (2) and
(3).

                (Continued and to be signed on the reverse side)

                                        SCHERING-PLOUGH CORPORATION
                                        P.O. BOX 11371
                                        NEW YORK, N.Y. 10203-0371

[SCHERING-PLOUGH LOGO] SCHERING-PLOUGH

                            YOUR VOTE IS IMPORTANT
                          VOTE BY INTERNET / TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

          INTERNET          OR         TELEPHONE        OR         MAIL
          --------                     ---------                   ----
https://www.proxyvotenow.com/sgp    1-888-216-1328

o  Go to the website            o  Use any touch-tone     o  Mark, sign and date
   address listed                  telephone.                your proxy card.
   above.                       o  Have your proxy card   o  Detach your proxy
o  Have your proxy card            ready.                    card.
   ready.                       o  Follow the simple      o  Return your proxy
o  Follow the simple               recorded                  card in the
   instructions that               instructions.             postage-paid
   appear on your                                            envelope provided.
   computer screen.                                          Date Share Owner
                                                             sign here Co-Owner
                                                             sign here

                                            Your  Internet  or  telephone  vote
                                            authorizes  the  named  proxies  to
                                            vote your shares in the same manner
                                            as  if  you   marked,   signed  and
                                            returned your proxy card, and there
                                            is no need  for  you to  mail  back
                                            your proxy.

                                                        1-888-216-1328
                                                    CALL TOLL-FREE TO VOTE
                                                    ======================
                                                    |                     |
                                                    |                     |
                                                    |                     |
                                                    ======================

  The Internet and telephone voting facilities will close at 5:00 p.m. E.S.T.
                               on April 26, 2004.
                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR"             The Board
ITEMS 1, 2 AND 3                    Recommends
================================================================================

1. The election to the Board     FOR all nominees      WITHHOLD authority
   of the 4 nominees named       listed (except as     to vote for all
   below for a term of           indicated to vote     nominees listed
   3-years: 1 - Fred Hassan;     for all to the
   2 - Philip Leder, M.D.; 3     contrary below)
   Eugene R. McGrath; 4 -
   Richard de J. Osborne.              |_|                   |_|

                                                     To change your address,
                                                     please mark this box.   |_|

Instructions: To withhold authority
to vote for one or more individual
nominees, write the name(s) of such
person(s) here:

------------------------------------

                                FOR             AGAINST            ABSTAIN

2.   Ratification of
     Designation of
     Independent Auditors       |_|               |_|                |_|

3.   Approval of the
     Operations Management
     Team Incentive Plan        |_|               |_|                |_|


                                            Please vote,  sign, date and return
                                            this   card   promptly   using  the
                                            enclosed envelope.  Sign exactly as
                                            your name appears above. Each joint
                                            tenant should sign. When signing as
                                            attorney,  trustee, etc., give full
                                            title.

[SCHERING-PLOUGH LOGO] SCHERING-PLOUGH
                       SCHERING-PLOUGH CORPORATION
                       2000 Galloping Hill Road
                       Kenilworth, New Jersey 07033

                        RE: PROXY VOTING INSTRUCTIONS TO
                        VANGUARD FIDUCIARY TRUST COMPANY

Dear Plan Participant:

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey, on Tuesday, April 27, 2004 at 2:00 p.m.

     To be sure that the shares credited to your Company Stock Account(s) are voted in accordance with your wishes, we urge you to complete and sign the voting instruction card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by telephone or internet following the instructions on the opposite side of this card.

                                                Joseph J. LaRosa
                                                Secretary
March 15, 2004

                             Detach Proxy Card Here
--------------------------------------------------------------------------------

                     SCHERING-PLOUGH EMPLOYEES' SAVINGS PLAN
            SCHERING-PLOUGH EMPLOYEES' PROFIT SHARING INCENTIVE PLAN
           VOTING INSTRUCTIONS - SOLICITED BY THE BOARD OF DIRECTORS

     Under the Schering-Plough Employees' Savings Plan and the Schering-Plough Employees' Profit-Sharing Incentive Plan (the "Plans"), you may direct the voting of the shares credited to your Company Stock Accounts under the Plans at the Corporation's Annual Meeting of Shareholders on April 27, 2004. The number of shares shown on the reverse side represents the total share holdings you have in the Plans in which you participate.

     Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement describing the items to be presented at the meeting. If no direction is given, shares will be voted for the election of 4 directors as named herein and for proposals (2) and (3).1

     To: Vanguard Fiduciary Trust Company as Trustee.
     In accordance with the provisions of the Plans, I hereby direct that, at the Annual Meeting of Shareholders of Schering-Plough Corporation on April 27, 2004, and at all adjournments or postponements thereof, the number of Common Shares of Schering-Plough Corporation credited to my accounts under the Plans and entitled to vote at said meeting shall be voted or caused to be voted as specified.

                                        SCHERING-PLOUGH CORPORATION
                                        P.O. BOX 11300
                                        NEW YORK, N.Y. 10203-0300

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)